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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Evergreen Energy Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Evergreen Energy Inc.
1225 17th Street, Suite 1300
Denver, Colorado 80202

May 7, 2008

Dear Stockholder:

        You are cordially invited to attend the 2008 Annual Meeting of Stockholders of Evergreen Energy Inc., which will be held at 9:00 a.m., MDT, on Tuesday, June 17, 2008, at our executive offices located at 1225 17th Street, Suite 1300, Denver, Colorado 80202.

        The Notice of Annual Meeting of Stockholders and the Proxy Statement that follow describe the business to be conducted at the meeting. We will also report on matters of current interest to our stockholders.

        The Annual Report for the year ended December 31, 2007 is enclosed, and I hope you will read it carefully. Feel free to forward to us any questions you may have if you are unable to be present at the meeting. Our Internet website, located at http://www.evgenergy.com, is a convenient way to communicate with us.

        Also enclosed is a proxy authorizing two of our officers to vote your shares for you if you do not wish to attend the meeting in person. Whether or not you are able to attend the meeting, I urge you to complete your proxy and return it to our transfer agent, Interwest Transfer Company, Inc., in the enclosed addressed, postage-paid envelope, as a quorum of our stockholders must be present at the meeting, either in person or by proxy, for the conduct of business.

Sincerely,

Kevin R. Collins Chief Executive Officer and President

Evergreen Energy Inc.
1225 17th Street, Suite 1300
Denver, Colorado 80202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 17, 2008

May 7, 2008

To the Stockholders of Evergreen Energy Inc.:

        The 2008 Annual Meeting of Stockholders of Evergreen Energy Inc. will be held on Tuesday, June 17, 2008, at 9:00 a.m., MDT, at our executive offices located at 1225 17th Street, Suite 1300, Denver, Colorado 80202. The purpose of the meeting is to consider and take action upon the following matters:

          1.     Election of four Class I directors;

          2.     Approval of amendments to our Restated Certificate of Incorporation to declassify our Board of Directors;

          3.     Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2008; and

          4.     Such other business as may properly be brought before the meeting and any postponements, continuations, or adjournments thereof.

        Only stockholders of record as of the close of business on April 23, 2008 are entitled to notice of and to vote at the meeting or at any postponements, continuations or adjournments thereof.

        Our bylaws require that the holders of a majority of the common stock issued, outstanding and entitled to vote be present or represented at the meeting by proxy in order to constitute a quorum for the transaction of business. It is important that your stock be represented at the meeting regardless of the number of shares you hold. Whether or not you are able to be present in person, please sign and return promptly the enclosed proxy in the accompanying envelope, which requires no postage if mailed in the United States.

        THE ENCLOSED PROXY IS BEING SOLICITED BY OUR BOARD OF DIRECTORS. OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSED ITEMS. YOUR VOTE IS IMPORTANT.

        This notice, the proxy and Proxy Statement enclosed herewith are sent to you by order of our Board of Directors.

William G. Laughlin Vice President, General Counsel and Secretary

PROXY STATEMENT

        The enclosed proxy is solicited by our Board of Directors for use at the 2008 Annual Meeting of Stockholders of Evergreen Energy Inc., a Delaware corporation, to be held on Tuesday, June 17, 2008, at 9:00 a.m., MDT, at our executive offices located at 1225 17th Street, Suite 1300, Denver, Colorado 80202, and at all postponements, continuations or adjournments thereof. We are first mailing this Proxy Statement and the enclosed proxy card on May 7, 2008, to persons who were stockholders at the close of business on April 23, 2008, the record date for the Annual Meeting. In this Proxy Statement, we use the terms "Evergreen," "we," "our," and "us" to refer to Evergreen Energy Inc.

VOTING PROCEDURES

        You are entitled to vote at the Annual Meeting all shares of our common stock that you held as of the close of business on the record date. Each share of common stock is entitled to one vote with respect to each matter properly brought before the Annual Meeting. On April 23, 2008, the record date, there were 84,608,575 shares of common stock outstanding.

        The presence in person or by proxy of a majority of our outstanding shares of common stock, $.001 par value, entitled to vote at the Annual Meeting is necessary to provide a quorum for the transaction of business at the meeting. Your shares can only be voted if you are present in person or are represented by returning a properly signed proxy. Your vote is very important. Whether or not you plan to attend the meeting in person, please sign and promptly return the enclosed proxy card, which requires no postage if mailed within the United States. All signed and returned proxies will be counted towards establishing a quorum for the meeting, regardless of how the shares are voted.

        Shares represented by proxy will be voted in accordance with your instructions. You may specify your choice by marking the appropriate box on the proxy card. If your proxy card is signed and returned without specifying choices, your shares will be voted "FOR" the nominees for director, "FOR" the amendments to our Restated Certificate of Incorporation ("Certificate of Incorporation") to declassify the Board of Directors, "FOR" the ratification of the selection of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the year ending December 31, 2008, and as the individuals named as proxy holders on the proxy deem advisable on all matters as may properly come before the Annual Meeting. You may revoke your proxy at any time prior to the exercise thereof by submitting another proxy bearing a later date, by giving written notice of revocation to us at our address, or by voting in person at the Annual Meeting. Any notice of revocation sent to us must include your name and must be received prior to the meeting to be effective. Votes cast by proxy will be tabulated by an automated system administered by Interwest Transfer Company, Inc., our transfer agent. Votes cast by proxy or in person at the meeting will be counted by the persons we appoint to act as election inspectors for the Annual Meeting.

        If you hold your shares in "street name" through a broker or other nominee and you do not give voting instructions at least ten days before the meeting to your broker or other nominee, then your broker or other nominee may exercise voting discretion only with respect to matters considered to be "routine" by the New York Stock Exchange, such as the election of directors and the ratification of the appointment of the independent registered public accounting firm. On non-routine matters, such as amending the Certificate of Incorporation, the brokers or other nominees cannot vote your shares absent voting instructions from the beneficial holder, resulting in so-called "broker non-votes." Broker non-votes are not deemed to be votes cast, and as a result have no effect on the outcome of any matters presented (other than regarding the proposed amendments to our Certificate of Incorporation), but will be counted in determining whether there is a quorum.

        No stockholder of Evergreen Energy Inc., whether abstaining, voting "FOR" or "AGAINST" the director nominees, "FOR" or "AGAINST" the amendments to our Certificate of Incorporation to declassify the Board of Directors, or "FOR" or "AGAINST" ratification of the independent accountants will be entitled to appraisal rights or the right to receive cash for shares under Delaware law or otherwise. At the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.

VOTE REQUIRED

Election of Directors

        The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked to "Abstain" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Amendments to Certificate of Incorporation

        The affirmative vote of the holders of a majority of the outstanding shares is required to amend our Certificate of Incorporation.

Other Proposals

        For each proposal other than the election of directors and amending the Certificate of Incorporation, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "Abstain" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum and it will be counted toward the total votes cast on such matters. Accordingly, an abstention will have the effect of a negative vote.

Voting Results

        Preliminary voting results will be announced at the Annual Meeting. We plan to publish final voting results in our quarterly report on Form 10-Q for the second quarter of 2008.

STOCK OWNERSHIP

        The following table sets forth certain information, as of April 23, 2008, with respect to the holdings of (1) each person who is the beneficial owner of more than five percent of our common stock, (2) each of our directors and nominees, (3) each of our named executive officers, set forth in the summary compensation table on page 27 and (4) all of our directors, nominees and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes any shares of common stock over which a person exercises sole or shared voting or investment powers, or of which a person has a right to acquire ownership at any time within 60 days of April 23, 2008. Except as otherwise indicated, and subject to applicable community property laws, the persons named in this table have sole voting and investment power with respect to all shares of common stock held by them. Applicable percentage ownership in the following table is based on 84,608,575 shares of common stock outstanding as of April 23, 2008.

        Unless otherwise indicated below, the address of each of the principal stockholders is c/o Evergreen Energy Inc., 1225 17th Street, Suite 1300, Denver, Colorado 80202.

Name and Address	Shares Beneficially Owned		Percentage of Class
Beneficial Owners of More than 5%:
FMR LLC. 82 Devonshire Street Boston, Massachusetts 02109	13,542,285	(1)	16.0%
Steelhead Partners, LLC 1301 First Avenue, Suite 201 Seattle, Washington 98101	8,332,805	(2)	9.9%
Westcliff Capital Management, LLC 200 Seventh Avenue, Suite 105 Santa Cruz, California 95062	7,648,002	(3)	8.5%
Security Investors, LLC One Security Benefit Place Topeka, Kansas 66636-0001	7,293,000	(4)	8.6%
J-K Navigator Fund, L.P. 1301 First Avenue, Suite 201 Seattle, Washington 98101	4,461,199	(2)	5.3%
Current Directors, Nominees and Named Executive Officers:
Stanford M. Adelstein	392,500	(5)	*
Robert J. Clark	263,791	(6)	*
Manuel H. Johnson	106,500	(7)	*
Robert S. Kaplan	79,000	(8)	*
Jack C. Pester	235,126	(9)	*
James S. Pignatelli	111,500	(10)	*
W. Grady Rosier	131,500	(11)	*
James R. Schlesinger	642,877	(12)	*
Theodore Venners	4,679,791	(13)	5.5%
William H. Walker, Jr.	839,534	(14)	*
Kevin R. Collins	675,000	(15)	*
Diana L. Kubik	26,267	(16)	*
William G. Laughlin	202,204	(17)	*
All directors and executive officers as a group (14 persons)	8,443,590	(18)	9.8%
Former Named Executive Officers:
Dennis W. Coolidge	102,500	(19)	*
Robert I. Hanfling	80,000		*
Mark S. Sexton	688,000		*

*
Less than 1%.

(1)
These securities are owned by various subsidiaries of FMR LLC. Fidelity Management & Research Company is a wholly owned subsidiary of FMR LLC and acts as investment advisor to the various subsidiaries owning these securities. The power to vote and to dispose of these securities resides with the various subsidiary Boards of Trustees. The family of Edward C. Johnson 3rd may be deemed, by virtue of a shareholders' voting agreement, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

(2)
These securities are owned by certain investment limited partnerships and funds, including J-K Navigator Fund, LP, for which Steelhead Partners, LLC serves as general partner and/or investment manager. James Michael Johnston and Brian Katz Klein serve as the member-managers and owners of Steelhead, have voting and disposition power over the securities, but disclaim beneficial ownership as to these securities, except to the extent of their pecuniary interests in the investment limited partnerships and funds.

(3)
These securities are owned directly by investment-limited partnerships of which Westcliff Capital Management, LLC is the general partner and investment adviser, and by other investment advisory clients of Westcliff. Westcliff has discretionary authority to vote and dispose of such securities on behalf of its clients, and thus is deemed to have indirect beneficial ownership thereof. Includes 5,556,290 shares that Westcliff has the right to acquire within 60 days of April 23, 2008 pursuant to the exercise of warrants.

(4)
These securities are owned by Security Investors, LLC and certain investment advisory clients of Security Investors, LLC. Security Investors LLC. is a registered investment advisor and may be deemed to be the beneficial owner of the securities, including those held by its advisory clients. Security Investors, LLC has sole power to vote and dispose of these securities.

(5)
Includes 150,000 shares held by Northwestern Engineering Company, of which Mr. Adelstein is Chairman of the Board and controls 95% of the voting shares of capital stock, and 17,500 shares which Mr. Adelstein has the right to acquire within 60 days of April 23, 2008, pursuant to the exercise of options. As of April 23, 2008, Mr. Adelstein has pledged as security the 150,000 shares over which he has voting power as the majority stockholder of Northwest Engineering Company.

(6)
Includes 63,791 shares that Mr. Clark has the right to acquire within 60 days of April 23, 2008, pursuant to the exercise of options.

(7)
Includes 88,500 shares that Mr. Johnson has the right to acquire within 60 days of April 23, 2008, pursuant to the exercise of options.

(8)
Includes 66,000 shares that Mr. Kaplan has the right to acquire within 60 days of April 23, 2008, pursuant to the exercise of options.

(9)
Includes 113,000 shares that Mr. Pester has the right to acquire within 60 days of April 23, 2008, pursuant to the exercise of options.

(10)
Includes 98,500 shares that Mr. Pignatelli has the right to acquire within 60 days of April 23, 2008, pursuant to the exercise of options.

(11)
Includes 65,000 shares held by the Rosier family trust, of which Mr. Rosier has the right to vote and dispose of such securities and 66,500 shares which Mr. Rosier has the right to acquire within 60 days of April 23, 2008, pursuant to the exercise of options.

(12)
Includes 120,000 shares Mr. Schlesinger has the right to acquire within 60 days of April 23, 2008, pursuant to the exercise of options.

(13)
Includes 600,000 shares of restricted stock that Mr. Venners has the right to vote, but not the right to sell until certain vesting requirements are met, and includes 808,000 shares which Mr. Venners has the right to acquire within 60 days of April 23, 2008, pursuant to the exercise of options. Also includes 66,667 shares owned by Mr. Venners' wife over which he has no voting or investment authority and disclaims beneficial ownership. As of April 23, 2008, Mr. Venners has pledged as security 2,860,000 shares of common stock.

(14)
Mr. Walker's shares are held in various trusts, retirement and other accounts, which include shares he owns individually and, in some instances, jointly with certain family members, including his wife and adult children. Shares controlled by family members, for which Mr. Walker does not have the power to vote or dispose of and for which he disclaims beneficial interest, are excluded from the table. Includes 50,000 shares that Mr. Walker has the right to acquire within 60 days of April 23, 2008, pursuant to the exercise of options.

(15)
Includes 400,000 shares of restricted stock Mr. Collins has the right to vote, but not the right to sell until certain vesting requirements are met, and 20,000 shares that Mr. Collins has the right to acquire within 60 days of April 23, 2008, pursuant to the exercise of options.

(16)
Includes 8,000 shares Ms. Kubik has the right to acquire within 60 days of April 23, 2008, pursuant to the exercise of options.

(17)
Includes 188,000 shares that Mr. Laughlin has the right to acquire within 60 days of April 23, 2008, pursuant to the exercise of options.

(18)
Includes an aggregate of 1,715,791 shares which directors and executive officers as a group has the right to acquire within 60 days of April 23, 2008 pursuant to the exercise of options. Includes securities held by W. Steven Wolff, who is not a named executive officer as defined by Securities and Exchange Commission rules for the purpose of this Proxy Statement.

(19)
Includes 72,000 shares that Mr. Coolidge has the right to acquire within 60 days of April 23, 2008, pursuant to the exercise of options.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the NYSE Arca exchange, and to furnish us with copies of all such reports. Based solely on the review of the Forms 3, 4 and 5 furnished to us and certain representations made to us, we believe that during the year ended December 31, 2007, all filings under Section 16(a) were made on a timely basis.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        The first proposal on the agenda for the Annual Meeting will be electing four directors as Class I directors. If the amendment to the Certificate of Incorporation discussed in Proposal No. 2 below is approved by stockholders, these directors will be elected to hold office until the Annual Meeting of Stockholders to be held in 2009. If the amendments to the Certificate of Incorporation are not approved by stockholders, these directors will be elected to hold office until the Annual Meeting of Stockholders to be held in 2011. The remaining directors will continue to serve the terms for which they were elected.

        Of the four nominees listed below, William H. Walker, Jr. is a nominee for his first full term as a member of the Board of Directors and was appointed to serve as a Class I director in April 2008. Due to his recent appointment to the Board, committee assignments for Mr. Walker have not yet been determined. Mr. Walker was recommended to our Corporate Governance and Nominating Committee by several non-employee directors and our CEO and CSO. The nominees have all indicated a willingness to serve as directors if elected. Our Board has no reason to believe that any director nominee will be unable to serve as a director or become unavailable for any reason. If, at the time of the Annual Meeting, any director nominee becomes unavailable for any reason, the persons entitled to vote the proxy will vote, as such persons determine in their discretion, for such substituted nominee, if any, nominated by our Board. Each of the nominees qualifies as an independent director under applicable NYSE Arca Equities Rules.

        Theodore Venners, whose term as a director expires at the Annual Meeting, will not stand for re-election to the Board of Directors based on the Board's determination that only one member of management should serve on the Board. The decision not to nominate Mr. Venners for re-election is not related to any disagreement with us on any matter relating to our operations, policies or practices.

Vote Required

        The vote of the holders of a plurality of the shares present in person or represented by proxy and entitled to vote in the election of directors is required to elect any director.

        OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF MR. CLARK, MR. PIGNATELLI, MR. PESTER AND MR. WALKER.

Directors

        The following table sets forth certain information with respect to our director nominees and the directors who will continue in office after the Annual Meeting, including the name and age of each director and nominee, his principal occupation and business experience, and the commencement of his term as a director.

Nominees for Election

Name and Age	Principal Occupation or Employment During the Past Five Years; Other Directorships	Director Since
Robert J. Clark (63) (Class I director)	Mr. Clark has been President, Chief Executive Officer and Director of Bear Cub Energy, LLC, a natural gas gathering, treating and processing company headquartered in Denver, Colorado, since 2001. Mr. Clark began his career as an internal auditor with Nicor, Inc., and is a past member of the Board of Directors and Audit Committees of Patina Oil & Gas Corporation and Evergreen Resources, Inc. Currently; Mr. Clark sits on the Board of Directors of Storm Cat Energy Corporation, a publicly-traded company, where he is a member of the Audit Committee.	2006
Jack C. Pester (73) (Class I director)
	Mr. Pester is Chairman of the Board of Pester Marketing, a retailer of petroleum products. He served as our business consultant from April 1999 through January 2000. Mr. Pester retired in April 1999 from his position as Senior Vice President of international refining and marketing for The Coastal Corporation, a diversified energy company, which position he held since 1987. Mr. Pester is a past president of the Independent Refiners Association of America and the Petroleum Marketers Association of America and currently serves as Secretary and Treasurer of the Society of Independent Gasoline Marketers of America. Mr. Pester sits on the Board of Directors of Econergy International, a London Stock Exchange company. Mr. Pester also serves as a trustee emeritus on the Drake University Board of Trustees.	1994

James S. Pignatelli (63) (Class I director)
	Mr. Pignatelli has served as Chairman of the Board, Chief Executive Officer and President of Unisource Energy Corporation, an electric utility holding company, and Chairman of the Board, Chief Executive Officer and President of Tucson Electric Power Company, its principal subsidiary, since July 1998. Previously he served those companies as Senior Vice President and Chief Operating Officer. Mr. Pignatelli has spent his entire business career in the electric utility industry. Mr. Pignatelli serves on the Board of Directors of Millennium Energy Holdings, Inc., Electro Rent Corporation, the Tucson Airport Authority, Edison Electric Institute, and Blue Cross-Blue Shield of Arizona.	2001
William H. Walker, Jr. (62) (Class I director)	Mr. Walker, who is retired, was employed by Howard Weil, Inc., an investment banking firm, as President for more than five years before retiring in 2005. He also served as a member of the Board of Directors of Howard Weil, Inc. during that time. Mr. Walker serves on the Board of Directors of Cleco Corporation and is chairman of Cleco's compensation committee and a member of its executive and finance committees.	2008

Directors Whose Terms of Office Expire in 2009

Name and Age	Principal Occupation or Employment During the Past Five Years; Other Directorships	Director Since
Manuel H. Johnson (59) (Class II director)	Dr. Johnson is the co-chairman and senior partner in the investment and consulting firm of Johnson Smick International, Inc. Prior to assuming his current duties, Dr. Johnson was Chairman of the Financial Accounting Foundation, the organization that supervises preparation of U.S. accounting standards from 1997 to 2004. From 1977 to 1994, Dr. Johnson was a professor of economics at George Mason University where he held the Koch Chair in International Economics. Dr. Johnson was Vice Chairman of the Board of Governors of the Federal Reserve System where he served for four and a half years beginning in February 1986 and served as Assistant Secretary of the Treasury from 1982 to 1986. Dr. Johnson currently serves on the Board of Directors of the Morgan Stanley Funds Group, RBS Greenwich Capital Holdings and NVR Inc.	2004

W. Grady Rosier (59) (Class II director)
	Mr. Rosier has served as President and Chief Executive Officer of McLane Company Inc. for over ten years. He joined McLane Company in 1984 as President of McLane/Sunwest and has since served in senior and executive management roles throughout the company's value chain, including purchasing, distribution, marketing and customer service. In May 2003, McLane Company, which was a wholly owned subsidiary of Wal-Mart Stores, Inc., was acquired by Berkshire Hathaway, Inc. Mr. Rosier also serves as a director and member of the Compensation Committee of Tandy Brands Accessories, Inc., a publicly traded designer, manufacturer and marketer of fashion accessories for men, women and children.	2005
James R. Schlesinger (78) (Class II director)
	Dr. Schlesinger is on the Board of Directors of Peabody Energy Corporation, a publicly traded coal company, and serves as a senior advisor to Lehman Brothers, a publicly traded investment firm. Dr. Schlesinger is Chairman of the Board of Trustees of The MITRE Corporation and serves on the boards of several other private organizations. Dr. Schlesinger's career in government includes his service as Chairman of the Atomic Energy Commission in 1973, Director of the Central Intelligence Agency in 1973, Secretary of Defense from 1973 to 1975, Assistant to the President in 1977 and Secretary of Energy from 1977 to 1979. Among the many awards he has earned are the National Security Medal, five department and agency medals, and the Dwight D. Eisenhower Distinguished Service Medal.	2003

Directors Whose Terms of Office Expire in 2010

Name and Age	Principal Occupation or Employment During the Past Five Years; Other Directorships	Director Since
Stanford M. Adelstein (76) (Class III director)	Mr. Adelstein serves as Chairman of the Board and President of Northwestern Engineering Company, a holding company whose subsidiaries are engaged in real estate ownership and management, hotel ownership and management, land development, and wood products. Senator Adelstein served in the South Dakota Legislature for six years.	1998

Kevin R. Collins (51) (Class III director)
	Mr. Collins is currently the Chief Executive Officer and President of Evergreen. He previously served in various capacities at Evergreen, including Chief Operating Officer and Executive Vice President—Finance and Strategy since October 2005. Prior to joining Evergreen, he was Executive Vice President and Chief Financial Officer of Evergreen Resources, Inc., having served in various management capacities with that company from 1995 until 2004, when it merged with Pioneer Natural Resources Co. Mr. Collins became a certified public accountant in 1983 and has over 13 years of public accounting experience. He has served as Vice President and a Board Member of the Colorado Oil and Gas Association, President of the Denver Chapter of the Institute of Management Accountants, Director of Pegasus Technologies, Inc. and Board Member and Chairman of the Finance Committee of Independent Petroleum Association of Mountain States. Mr. Collins currently serves as a director of Delta Petroleum Corporation, a publicly-traded energy company and Quest Midstream Partners, L.P. a subsidiary of Quest Resource Corporation, a publicly-traded producer of natural gas. Mr. Collins received his B.S. degree in Business Administration and Accounting from the University of Arizona.	2007
Robert S. Kaplan (67) (Class III director)	Dr. Kaplan is Baker Foundation Professor at the Harvard Business School. He joined the HBS faculty in 1984 after spending 16 years on the faculty of the Carnegie-Mellon University business school, where he served as Dean from 1977 to 1983. A 2006 inductee into the Accounting Hall of Fame, Dr. Kaplan previously served as director of the Pittsburgh branch of Federal Reserve Bank of Cleveland, the J. I. Kislak Corporation, Renaissance Solutions, and Balanced Scorecard Collaborative. He currently serves on the Board of Directors of Acorn Systems, Inc.	2005

CORPORATE GOVERNANCE AND BOARD MATTERS

        Evergreen is committed to having sound corporate governance principles and practices. Evergreen's primary corporate governance documents, including our Code of Business Conduct and Ethics and our Board Committee Charters, are available to the public on our internet website at http://www.evgenergy.com. The following is a discussion of our current corporate governance principles and practices.

Code of Business Conduct and Ethics

        The Board has adopted a Code of Business Conduct and Ethics to provide guidance on maintaining our commitment to being honest and ethical in our business endeavors. The code covers a wide range of business practices, procedures and basic principles regarding corporate and personal conduct and applies to all directors, executives, officers and employees. A copy of the code is available on the Evergreen website at http://www.evgenergy.com or may be obtained by written request submitted to the Secretary at Evergreen Energy Inc., 1225 17th Street, Suite 1300, Denver, Colorado 80202. We intend to satisfy any disclosure requirements regarding amendments to or waivers from, any provision of the code by disclosure on our website.

Independence of Directors

        The Board has determined that all of our director nominees and all current directors, except Kevin R. Collins, our Chief Executive Officer and President and Theodore Venners, our Chief Strategy Officer, are "independent" within the meaning of the NYSE Arca director independence standards as set forth in Rule 5.3(k) of the NYSE Arca Equities Rules and have no material relationship with Evergreen, directly or indirectly, that would interfere with the exercise of independent judgment. The Board of Directors determines the independence of each director based on the standards adopted by the Board that comply with the NYSE Arca Equities Rules. These independence standards can be found in our Corporate Governance and Nominating Committee charter available on the Evergreen Energy website at http://evgenergy.com.

Board Meetings

        During 2007, our Board held a total of thirteen meetings. During 2007, all directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board during 2007, and (ii) the total number of meetings held by all committees of the Board on which such director served in 2007. The 2007 Annual Meeting of Stockholders was attended by two of the eleven directors comprising the Board at that time.

Executive Sessions

        Our non-management directors meet regularly in executive sessions without management. "Non-management" directors are all those who are not our officers and include directors, if any, who are not "independent" by virtue of the existence of a material relationship with Evergreen. Except for Mr. Collins and Mr. Venners, all of Evergreen's directors are non-management directors. Executive sessions are chaired by our non-executive Chairman. William H. Walker, Jr., who was appointed to the Board in April 2008, currently serves as our non-executive Chairman and presides at executive sessions. Prior to Mr. Walker's appointment to the Board, Robert J. Clark served as our non-executive Chairman. An executive session is held in conjunction with each regularly scheduled Board meeting and other sessions may be called by the chairman in his discretion or at the request of the Board.

Committees of the Board

        The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities. The standing committees are the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. In accordance with NYSE Arca listing standards, all standing committees are comprised solely of non-employee, independent directors. Copies of the committee charters are available at http://www.evgenergy.com.

        In addition to the three standing committees, the Board has two additional committees, the Finance Committee and the Executive Committee.

        The Finance Committee assists the Board in various matters, including the selection of investment bankers, funding strategies for commercial projects and other capital needs, developing and monitoring our investment policy, and other financial issues. A copy of the committee charter is available at http://www.evgenergy.com. The Finance Committee is comprised of Manuel H. Johnson (Chairman), Robert J. Clark, Robert S. Kaplan, Jack C. Pester and James S. Pignatelli and met a total of seven times during fiscal 2007.

        The Executive Committee exercises all powers of the Board of Directors, as defined and limited by our bylaws and Delaware corporate law, between meetings of the full Board whenever it is not desirable or practical to conduct a meeting of the full Board. The Executive Committee is comprised of Robert J. Clark (Chairman), Kevin R. Collins, Dr. Manuel H. Johnson, Jack C. Pester and W. Grady Rosier and met a total of eleven times during fiscal 2007.

        Audit Committee.    Our Audit Committee is comprised of Robert J. Clark (Chairman), Stanford M. Adelstein and Robert S. Kaplan. Mr. Adelstein joined the Audit Committee on October 23, 2007. Mr. Lovoi, who resigned as a director in April 2008, served on the Audit Committee throughout fiscal 2007 and until the date of his resignation. Mr. Johnson and Mr. Pignatelli served on the Audit Committee from January 1, 2007 through October 23, 2007. During 2007, the Audit Committee met 7 times, including 6 meetings at which our independent registered public accounting firm was present. Each member of the Audit Committee satisfies independence standards specified in Rule 5.3(k) of the NYSE Arca Equities Rules and those standards provided for under the Securities Exchange Act of 1934. All current members of the Audit Committee are financially literate and are able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. The Board has determined that Mr. Kaplan qualifies as an audit committee financial expert as defined within Section 229.407(d) (5) (ii) of the Securities Exchange Act of 1934.

        The Audit Committee has adopted a charter, which was ratified and approved by the Board, and can be found on our website at http://www.evgenergy.com. The Audit Committee has the sole and direct authority to engage, appoint, evaluate, compensate and replace the independent registered public accounting firm. The Audit Committee also reviews and approves all audit, audit-related and non-audit-related services performed by the independent public accounting firm (to the extent those services are permitted by the Securities Exchange Act of 1934, as amended). The Audit Committee meets with our management regularly to consider the adequacy of our internal controls and financial reporting process and the reliability of our financial reports to the public. The Audit Committee also meets with the independent registered public accounting firm and with our own appropriate financial personnel regarding these matters. The independent registered public accounting firm regularly meets privately with this committee and has unrestricted access to this committee. The Audit Committee examines the independence and performance of our internal financial personnel and the independent registered public accounting firm. In addition, among its other responsibilities, the Audit Committee reviews our critical accounting policies, our annual and quarterly reports on Forms 10-K and 10-Q and our earnings releases before they are published. See "Audit Committee Report" for more information.

Audit Committee Report

        The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities with respect to matters involving our accounting, financial reporting and internal control functions. The Audit Committee has sole authority to select our independent registered public accounting firm.

        Management is responsible for preparing the financial statements so that they comply with generally accepted accounting principles and fairly present our financial condition, results of operations and cash flows; issuing financial reports that comply with the requirements of the Securities and Exchange Commission; and establishing and maintaining adequate internal control structures and procedures for financial reporting. The Audit Committee's responsibility is to monitor and oversee these processes.

        In this context, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The Audit Committee also has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect.

        Our independent registered public accounting firm also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and the Audit Committee has discussed with the independent registered public accounting firm that firm's independence. The Audit Committee has considered whether the independent registered public accounting firm's provision of non-audit services is compatible with maintaining the independence of the accountants.

        Based on the above discussions and review with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC.

Respectfully submitted by the Audit Committee of the Board of Directors:

Robert J. Clark, (Chairman)
Stanford M. Adelstein
John V. Lovoi
Robert S. Kaplan

        The Audit Committee recommends that Deloitte & Touche LLP serve as our independent registered public accounting firm for fiscal year 2008. See "Proposal No. 3—Ratification of Selection of Independent Registered Public Accounting Firm."

        Compensation Committee.    The Compensation Committee is comprised of W. Grady Rosier (Chairman), Robert J. Clark, Manuel H. Johnson and James R. Schlesinger. Mr. Adelstein served on the Compensation Committee from January, 1, 2007 through October 23, 2007. During 2007, the Compensation Committee met seven times. Each member of the Compensation Committee satisfies the independence standards specified in Rule 5.3(k) of the NYSE Arca Equities Rules. The Compensation Committee meets with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities, but in any case, not less than three times a year. The Compensation Committee has adopted a charter, which was ratified and approved by the Board, and can be found on our website at http://www.evgenergy.com.

        The purpose of the Compensation Committee is to (i) discharge the Board's responsibility relating to compensation of our executive officers; (ii) review and recommend to the Board compensation plans, policies and programs as well as approve individual executive officer compensation; and (iii) prepare the annual report on executive compensation required to be included in our annual proxy statement. Additionally, the committee oversees the Chief Executive Officer, or CEO, as well as executive management appointments at our headquarters and our major subsidiaries. Committee members are appointed by the Board of Directors on the recommendation of the Corporate Governance and Nominating Committee and serve such terms as the Board may determine, or until their earlier resignation, death or removal by the Board.

        The main objectives of the Compensation Committee are the development of the philosophy and policy that will guide executive pay practices and decisions, such as:

  •
  Recruitment and retention of officers;

  •
  Creation of pay plans that tie to stockholders' interests;

  •
  Establishment of pay programs with the appropriate mix of fixed pay versus variable pay;

  •
  Incorporation of an appropriate amount of risk and stretch goals into incentive programs;

  •
  Establishment of pay programs which are efficient from tax, accounting, and securities law perspectives;

  •
  Ensure that there are no barriers to desired business transactions; and

  •
  Ensure protection of proprietary information and protect against future competition by executives through employment agreements and non-compete covenants.

        The most significant duties and responsibilities of the Compensation Committee are as follows:

  •
  Annually review and approve the goals and objectives relevant to CEO compensation, evaluate the CEO's performance in light of the goals and objectives and establish the individual elements of the CEO's total compensation;

  •
  Establish compensation plans, including policies and programs with respect to the incentive-compensation plans and equity-based plans;

  •
  Review and monitor our employee and management compensation and benefit plans and policies, provide oversight of any employee benefit plans, and review and approve the compensation of our executive officers;

  •
  Review and approve, for the CEO and other officers, when and if appropriate, employment agreements, severance agreements and change of control provisions/agreements; and

  •
  Report on the executive compensation as required by applicable laws and regulations for inclusion in our proxy statement or other SEC filings.

        Our Compensation Committee has the authority to seek advice and assistance from outside consultants and our executive officers in determining and evaluating director, CEO and other executive officer compensation. The overall goals have been to attract, retain, motivate, and align the executives and directors with stockholder share value. During fiscal 2007, we solicited advice from Hewitt Associates and Effective Compensation, Inc. (collectively referred to as the "consultants"). None of the consultants advises our management or receive any other compensation from us. The consultants provide us with median survey data covering executive base pay, bonus, long-term incentive cash and equity awards based on peer companies similar in complexity and size in the energy industry. The consultants also provided median survey data on director fees, retainers, and equity awards. The median survey data is used for both executives and directors as a long-term target to give the various pay components a grounded focus. The consultants also make valuations of equity awards using the Black-Sholes and Grant Value methods so that the data is comparable to the surveys and actual past and current equity awards. The Compensation Committee has the authority to obtain advice and assistance from any officer, our human resources department, or any outside legal experts or other advisors. The Compensation Committee has also utilized the advice of executive officers in determining compensation and performance of executive officers.

        Corporate Governance and Nominating Committee.    Our Corporate Governance and Nominating Committee is comprised of Jack C. Pester (Chairman), Stanford M. Adelstein, James S. Pignatelli, W. Grady Rosier and James R. Schlesinger. The committee met five times during 2007. Each member of the Corporate Governance and Nominating Committee satisfies the independence standards specified in Rule 5.3(k) of the NYSE Arca Equities Rules.

        The Corporate Governance and Nominating Committee has adopted a charter, which was ratified and approved by the Board, and can be found on our website at http://www.evgenergy.com. The committee, among other things, identifies, evaluates and recommends individuals qualified to be our directors and is in charge of developing and recommending our corporate governance guidelines. The committee considers stockholder nominees for election to the Board if our Secretary receives timely advance written notice of such nominees. Please see "Stockholder Procedures to Nominate Directors"

below for more information on how the committee considers director candidates submitted by our stockholders.

        In addition to potential director nominees submitted by stockholders, the Corporate Governance and Nominating Committee considers candidates submitted by directors, management, and from time to time in its sole discretion, and candidates submitted by a third-party search firm. The committee has not retained a third-party search firm to assist in the identification or evaluation of Board member candidates for election to the Board at the Annual Meeting, although it may do so in the future. The committee investigates potential candidates and their individual qualifications, and evaluates all such candidates, including those submitted by stockholders, using the Board membership criteria set forth in the committee's charter and described below.

        In evaluating candidates for nomination the Board takes into account the applicable requirements for directors under the Securities Exchange Act of 1934 and the listing standards of NYSE Arca Equities Rules. The committee also takes into consideration such other factors and criteria as it deems appropriate in evaluating a candidate, including his or her knowledge, expertise, skills, integrity, diversity, judgment, business or other experience and reputation in the business community. The committee may (but is not required to) consider candidates suggested by management or other members of the Board.

        The Corporate Governance and Nominating Committee also recommend the lead director and membership on the various Board committees at the first Board meeting following the Annual Meeting of stockholders.

Stockholder Communications with the Board

        Any stockholder desiring to contact our non-management directors as a group, the Board, or any individual director, may do so by written communication directed to Robert J. Clark, the independent director who has been designated by the Board to receive such communications. Communications should be addressed to Robert J. Clark, c/o Evergreen Energy Inc., 1225 17th Street, Suite 1300, Denver, Colorado 80202. Any communications received that are directed to the Board will be processed by Mr. Clark and distributed promptly to the Board or individual directors, as appropriate.

Stockholder Procedures to Nominate Directors

        The Corporate Governance and Nominating Committee will consider qualified candidates for possible nomination that are submitted by stockholders in accordance with our bylaws and policies regarding director nominations. All stockholder director nominees will be evaluated using the same criteria as are applicable to persons nominated by other sources as set forth in the Corporate Governance and Nominating Committee Charter.

        Stockholders wishing to make such a submission may do so by providing all information regarding the nominee that would be required under applicable proxy rules, including (in addition to the information required in our bylaws or by applicable law): (i) the full name and resident address of the nominee; (ii) the age of the nominee; (iii) the principal occupation of the nominee for the past five years; (iv) any current directorship held on public company boards; (v) the number of shares of our common stock held by the nominee, if any; and (vi) a signed statement of the nominee consenting to serve if elected. In addition, the stockholder making the nomination and the beneficial owner, if any, on whose behalf the nomination is being made must provide (i) the name and address, as they appear on Evergreen's books, of such stockholder and such beneficial owner, (ii) the class and number of shares of Evergreen that are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) any material interest of the stockholder and/or such beneficial owner in the nominee or the nominee's election as a director. Such information should be sent to the Corporate Governance and Nominating Committee, Evergreen Energy Inc., c/o Secretary, 1225 17th Street, Suite 1300, Denver, Colorado 80202.

        No candidates for director nominations were submitted to the Corporate Governance and Nominating Committee by any stockholder in connection with the Annual Meeting. Any stockholder desiring to present a nomination for consideration prior to the 2009 annual meeting must do so in accordance with our policies and bylaws.

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee in fiscal 2007 were W. Grady Rosier (Chairman), Stanford M. Adelstein, Robert J. Clark, Manuel H. Johnson and James R. Schlesinger. None of the Compensation Committee members were at any time during fiscal 2007, or at any other time, an officer or employee of Evergreen Energy Inc. or any of our subsidiaries. No member of the Compensation Committee serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Non-Employee Director Compensation

        For fiscal 2007, all non-employee directors received an annual retainer of $20,000, payable quarterly in arrears, $2,000 for attendance, including by teleconference, at each Board meeting, and $500 for attendance at each committee meeting, except for the Executive Committee. Each independent member of the Executive Committee received $2,000 for attendance at each meeting beginning April 2007 through November 2007; thereafter each received $500 per meeting for attendance. Our non-executive Chairman receives an additional $45,000, payable quarterly in arrears. Additionally, our current non-executive Chairman, William H. Walker, Jr., receives $500 per day for such days when he is conducting business on behalf of Evergreen. Directors are also reimbursed for out-of-pocket travel and other expenses incurred in attending Board and/or committee meetings.

        Our Board of Directors has established a policy for granting options as a part of the compensation for our non-employee directors. Such grants are discretionary, must be approved by the Board of Directors and are granted in arrears for services performed. It is anticipated that such grants will generally be made on March 15th of each year. To be eligible for these annual grants, non-employee directors must be serving on our Board on the date of grant. The Board has also established option amounts as follows:

  •
  7,500 options for serving on our Board of Directors

  •
  1,000 options for serving on our Audit Committee

  •
  1,500 options for serving as a chairman of a Board committee

  •
  1,000 options each quarter for a non-employee director serving as Chairman of the Board

        In February 2008, the Compensation Committee adopted a policy to award each new non-employee director an option to purchase 50,000 shares of our common stock when first elected to the Board. As additional compensation, discretionary options may be granted annually. The exercise price per share for these options, which are granted under our stock option plans, is the closing price of our common stock on the date of grant. Options granted under the plans generally have a three or seven year term and become exercisable on the date of grant. In determining whether to grant additional options, the Compensation Committee considers our performance, performance of the directors and the achievement of our overall business strategy and objectives.

        In November 2007, our Governance and Nominating Committee adopted a policy requiring all non-employee directors to own Evergreen common stock with a value equaling or exceeding five times the amount of the annual retainer, or $100,000, within three years after adopting the policy, or November 2010. New non-employee directors are required to own Evergreen common stock with a value equaling or exceeding five times the amount of the annual retainer, or $100,000, within three years after joining our Board. We believe that requiring Board members to own our common stock drives long-term perspective, growth, retention and alignment with stockholder value creation.

Directors Compensation Table

        The following table sets forth certain information regarding compensation earned by or awarded to each non-employee director who served on our Board of Directors in 2007. Directors who are employees of Evergreen are not compensated for their services as directors:

Name(1)	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)	Other Compensation ($)	Total ($)
Stanford M. Adelstein	49,000	25,320	—	74,320
Robert J. Clark	98,219	38,234	—	136,453
Manuel H. Johnson	63,000	33,760	—	96,760
Robert S. Kaplan	50,500	28,696	—	79,196
John V. Lovoi	42,000	28,696	—	70,696
Jack C. Pester	62,500	38,824	—	101,324
James S. Pignatelli	42,000	28,696	—	70,696
W. Grady Rosier	65,000	30,384	—	95,384
James R. Schlesinger	45,500	25,320	—	70,820

(1)
Kevin R. Collins, our Chief Executive Officer and President, and Theodore Venners, our Chief Strategy Officer, are not included in this table as they are employees and thus receive no compensation for their services as directors. Mr. Lovoi resigned as a director in April 2008. Mr. Walker, who serves as our non-executive Chairman of the Board, is not included in the table above as he was appointed to the Board in April 2008. Prior to his appointment, Mr. Clark served as non-executive Chairman.

(2)
Reflects the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2007, in accordance with Statement of Financial Accounting Standards ("SFAS") No. 123R. Our non-employee directors received stock option awards on March 15, 2007 for their services rendered during 2006. Directors were granted 7,500 options for serving on our Board, 1,500 options for serving as chairman of a Board committee, 2,500 options for serving as lead director, and 1,000 options for serving on our Audit Committee. These options are fully vested and have an exercise price equal to the closing price of our common stock on March 15, 2007, which was $7.40. Further, the non-executive Chairman of the Board received 1,000 stock options each quarter during which he served as Chairman, in arrears, for his services. The options are fully vested and have exercise prices equal to the closing price of our common stock on the dates of grant, July 2, 2007 and October 2, 2007, of $5.77 and $5.08, respectively. Grants for services rendered in 2007 have not yet been made.

  As of December 31, 2007, each non-employee director had the following number of option awards outstanding: Mr. Adelstein—17,500 options; Mr. Clark—61,791 options; Mr. Johnson—88,500 options; Mr. Kaplan—66,000 options; Mr. Lovoi—107,000 options; Mr. Pester—113,000 options; Mr. Pignatelli—98,500 options; Mr. Rosier—66,500 options; and Mr. Schlesinger—120,000 options. Additional information concerning the security ownership of our directors is set forth in the Stock Ownership table on page 4.

PROPOSAL NO. 2

APPROVAL OF AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION
TO DECLASSIFY OUR BOARD OF DIRECTORS

        The Board of Directors has unanimously approved and is recommending that stockholders approve amendments to the Certificate of Incorporation to provide for the phased elimination by 2010 of the classified board structure ("Declassification Amendment"). If the Declassification Amendment is approved, the Board's Class I directors and nominees standing for election at this year's Annual Meeting (Messrs. Clark, Pester, Pignatelli and Walker) will stand for election for a one-year term expiring at the 2009 annual meeting and for one-year terms thereafter. The Board's Class II and Class III directors (who are not standing for election at this year's Annual Meeting) will continue to hold office until the end of the terms for which they were elected and, if renominated, will stand for one-year terms thereafter. Accordingly, Class II directors will continue to serve for the term expiring at the Annual Meeting of Stockholders in 2009, and Class III directors will continue to serve for the term expiring at the Annual Meeting of Stockholders in 2010. Thus, if the Declassification Amendment is approved, all directors will be elected on an annual basis commencing in 2010. In all cases, each director will hold office until his or her successor has been elected and qualified or until the director's earlier resignation or removal, and vacancies that occur during the year will be filled by the Board to serve until the next annual meeting.

        If the Declassification Amendment is approved, the Company's Certificate of Incorporation will be amended to eliminate the classification of the Board described above including ancillary changes to the bylaws to reflect the absence of a classified board. The text of the proposed amendments to the Certificate of Incorporation is attached as Appendix A to this Proxy Statement. For the Declassification Amendment to become effective, this proposal must receive the affirmative vote of at least a majority of the outstanding shares entitled to vote at the meeting. The Board has already provisionally approved the amendments to the Company's bylaws discussed above, subject to stockholder approval of the Declassification Amendment.

        If the Declassification Amendment is not approved by the Company's stockholders, the present classification of the Board of Directors will continue, and the Class I directors will be elected pursuant to Proposal No. 1 to a three-year term expiring at the Annual Meeting of Stockholders in 2011.

Vote Required

        The affirmative vote of the holders of a majority of the outstanding shares is required to amend our Certificate of Incorporation to declassify the Board.

        OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE DECLASSIFICATION AMENDMENT.

EXECUTIVE OFFICERS

        Set forth below is certain information regarding our executive officers, including age, principal occupation and the date each first became an executive officer.

Name (Age)	Principal Occupation or Employment During the Past Five Years	Executive Officer Since
Kevin R. Collins (51)	Mr. Collins serves as Chief Executive Officer and President of Evergreen. More detailed information regarding Mr. Collins' business experience is set forth in this Proxy Statement under "Directors."	2005
Theodore Venners (60)
	Mr. Venners currently serves as our Chief Strategy Officer. He has directed Evergreen Energy Inc. and its predecessor entities since their inception in 1984 and served as Chief Executive Officer from 1995 to September 2005. Mr. Venners also served as Chairman of our Board from July 1993 to October 2006 and as a director since 1992. He is a founding partner of K-Fuel Limited Partnership and its predecessor, K-Fuel Partnership, and served as managing partner of those entities from 1984 until their merger with us in December 1992. Prior to his involvement with K-Fuel and Evergreen, Mr. Venners was a founding partner of Fort Union Mine Partnership, which was purchased by Compagnie Francaise des Petroles (TOTAL). Mr. Venners has served on the Heritage Foundation's Transition Committee for Federal Mineral Leasing under the Reagan Administration and, in 1987, was appointed a charter member of the National Coal Council, an advisory organization to the Secretary of the U.S. Department of Energy.	1992
Diana L. Kubik (42)
	Ms. Kubik serves as Vice President and Chief Financial Officer of Evergreen. Prior to joining Evergreen, Ms. Kubik was practice director at 2 Degrees Consulting, where she specialized in providing Securities and Exchange Commission, technical accounting services and compliance guidance for Sarbanes-Oxley regulations, from November 2004 to March 2006. From September 2002 through August 2004, Ms. Kubik worked for Qwest Communications International Inc. as a Senior Director of Finance. Ms. Kubik held a number of accounting positions with increasing responsibilities, including six years with Deloitte & Touche, LLP. Ms. Kubik is a certified public accountant and received her MBA in Finance from the University of South Florida and a B.S. degree in Accounting and Management Information Systems from the University of Tampa.	2006

William G. Laughlin (63)
	Mr. Laughlin serves as Vice President, General Counsel and Secretary of Evergreen. Prior to joining Evergreen, Mr. Laughlin was Of Counsel with the law firm of Locke Liddell & Sapp LLP in Houston, Texas where he practiced in the firm's Energy Practice Group from 2003 to 2005. From 1990 through 2002, Mr. Laughlin served as Vice President and Director of the Natural Resources Law Department of The Coastal Corporation. Following Coastal's merger with El Paso Corporation in 2001, Mr. Laughlin became Vice President of El Paso Corporation and General Counsel of El Paso Production Company. Prior to 1990, Mr. Laughlin was Vice President, General Counsel and Secretary of Ladd Petroleum Corp., a subsidiary of General Electric Corp. Mr. Laughlin holds a B.A. in Economics from The Colorado College and a J.D. from the University of Wyoming.	2005
W. Steven Wolff (54)
	Mr. Wolff serves as Executive Vice President of Engineering of Evergreen. Mr. Wolff served in various positions at Dayton Power and Light from 2001 to 2007, most recently as President—Power Production. During his tenure at Dayton Power and Light, Mr. Wolff oversaw the operation of multiple electric power generation facilities producing 4,400 MW, including maintenance and safety; environmental compliance; procurement; and information technology. In addition, Mr. Wolff served in the United States Navy in a variety of roles for 20 years, including career management and training of personnel and was commanding officer of a nuclear-powered attack submarine. Mr. Wolff received his B.S in Mechanical Engineering from the U.S. Naval Academy, M.A. in National Security and Strategic Studies from the Naval War College, M.S. in Engineering Management and an M.S. in Environmental Policy and Management from Rensselaer Polytechnic Institute.	2007

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

        We believe that the performance and contribution of our executive officers is critical to our overall success. Our goal is to attract, retain, and motivate the executives necessary to accomplish our business strategy. We have executive compensation programs that reward performance and emphasize stockholder value creation. The Compensation Committee of the Board of Directors is responsible for establishing executive compensation policies and overseeing executive compensation practices. The following Compensation Discussion and Analysis describes the material elements of compensation for our executive officers identified in the Summary Compensation Table (the "named executive officers"). Our named executive officers are:

Current Executives
Kevin R. Collins	President and Chief Executive Officer
Diana L. Kubik	Vice President and Chief Financial Officer
Theodore Venners	Chief Strategy Officer
William G. Laughlin	Vice President, General Counsel and Secretary
Former Executives
Dennis W. Coolidge	Former Vice President—Research and Development
Robert I. Hanfling	Former Senior Vice President
Mark S. Sexton	Former President and Chief Executive Officer

        Please see Summary Compensation Table on page 27 for detailed components of their 2007 compensation.

Past Compensation Practices

        As we are evolving from a technology company to a operations and development company, we were previously focused on developing our proprietary technology and our corporate structure. As part of our transition, we were focused on attracting key executive officers to help develop, modify and advance our proprietary technology and to establish a formal corporate structure. Executive officers hired during this stage of development negotiated their total compensation packages with our Board of Directors and other key executive officers. During this period, we did not use market studies to determine the market value of compensation for our executive officers. In certain instances, we may have negotiated compensation with an executive that is higher than market studies would have otherwise indicated. In such instances, the Compensation Committee determined that the compensation was appropriate based upon that executive's unique skills and/or technical expertise and his or her ability to contribute to our development. Additionally, the Compensation Committee was cognizant that companies in this transition stage often must pay a premium to attract and retain top executives because of the uncertain nature of the future operations. As we have transitioned from a technology company into a operations and development company, our compensation programs and objectives have changed and include market analysis in determining compensation for new executive officers. We anticipate that we will use this more structured approach in the foreseeable future.

Current Compensation Philosophy

        As we moved from a technology company into a operations and development company, we determined that it was appropriate to implement a formalized executive compensation program. The primary objectives of our newly implemented executive compensation program are to support our business strategy and to create value for our stockholders by attracting and retaining our executive officers and, once employed, to encourage high performance from those executives. In order to accomplish our goals, we believe an executive's performance should be aligned with his or her compensation and be based on both our performance as a company, as well as the executive's individual performance.

        Our executive compensation programs are reviewed and approved annually by our Compensation Committee and focus on two key principles:

  •
  Provide competitive total compensation that will attract, motivate and retain a highly capable and performance-focused executive team, with the great majority of compensation realized only if performance is achieved; and

  •
  Reward performance by motivating executives to exhibit behaviors that drive enhancement of stockholder value. Incentive opportunities should align corporate growth objectives and performance with individual achievements.

Elements of Total Compensation

        We hope to achieve our goal of increasing stockholder value by offering a comprehensive and reasonable compensation package to executives that has a heavy emphasis on variable or contingent compensation, and contains the following components: (1) base pay, (2) cash bonus, (3) stock-based compensation, (4) retention awards, and (5) other compensation. The executive's base pay is tied to both the market value of the position and the executive's ability to contribute, which should be sufficient to attract and retain the most qualified people. We also offer an annual cash incentive, which is meant to each year focus the executives on annual goals and activities that are critical to our success and drive stockholder value each year. Lastly, our executive compensation program is also centered on the use of long term incentives. Long-term incentives focus our executives on stockholder value and our growth in the long term.

        To help the Compensation Committee execute its responsibilities, the committee solicited the advice of our independent consultants to determine the appropriate amount of pay demanded by market practices. All significant forms of total compensation are valued and compared, including base salary, annual target and actual bonus, annual long-term incentive equity grant values and other cash and non-cash compensation. Our direct competitive energy peer group was compiled by selecting companies with similar market capitalization and complexities to ours. We utilize a combination of pay information derived by: 1) size and scope-adjusted market information provided from our consultants "Total Compensation Measurement DataBase"; and 2) industry data which is supplemented with related energy industry data, derived from published surveys, for executive positions. Our energy peer group is comprised of 99 companies with their primary business being exploration and production of coal, oil and natural gas. Some of the companies we focus on when using this data are: Aspect Energy LLC, Bill Barrett Corporation, Black Hills Exploration and Production, EnCana Oil, Ranch Ltd, Forest Oil Corporation, Hunt Petroleum Corporation, Pioneer Natural Resources USA, Inc., Williams and XTO Energy, Inc.

        The components of compensation, discussed in more detail below, are compared to our energy peer group. In some instances, due to the competitive environment that we operate in and the experience and qualifications of the individual executive, we may pay above the median and, in other cases, below the median. However, overall in 2007 and in the future, we will continue to try to compensate our officers in the 50% to 75% percentile of compensation in our peer group.

  Base Pay

        Base pay for executives is based upon comparable positions in our peer group of energy-related companies in the United States. Base pay targets may be somewhat higher in order to attract candidates with more experience or with unique qualifications for a particular position. Because base pay is not easily adjusted when strategic goals are not attained, and because we have not yet achieved substantial revenue and earnings from our core technology, we regard base pay as more important in recruiting qualified executives, but less important as an individual motivating factor in attaining strategic corporate goals.

        Base salary for our named executive officers is set by the Board of Directors upon recommendation by the Compensation Committee. Our Human Resource Department, with the assistance of outside compensation consultants, uses various industry compensation surveys to establish proper base salary targets for each key position, generally set at the median or 50th percentile of our peer group for comparable positions. Adjustments are made to account for special skills, experience and qualifications.

        The Compensation Committee generally reviews the performance of each named executive officer during the first quarter of each year for the prior year of service. In each case, the Compensation Committee takes into account the scope of responsibilities and experience and balances these against competitive base salary and our peer group data. Additionally, each named executive officer is reviewed for his or her contribution to our business strategy and our results. As a result of the review in 2007 of 2006 performance, the Compensation Committee awarded base pay increases to Ms. Kubik, Mr. Laughlin, and Mr. Coolidge. These pay increases were based upon our peer group data after considering experience and responsibilities. In May 2007, the Compensation Committee increased Mr. Collins' base salary to $300,000 due to his increased responsibilities after being appointed Chief Executive Officer and President. The increase was evaluated in comparison to our peer group data and factored in experience and other qualifications. The evaluation review in 2008 for 2007 performance has not yet been completed.

  Annual Incentives—Cash Bonus Awards

        Cash bonus awards are an important annual tool in rewarding individual performance that is aligned with the objective of increasing stockholder value. Cash bonuses are based on both individual and corporate goal attainment. Individual awards are based on a subjective and objective review of individual goal attainment, the contribution of each executive in the attainment of corporate goals and our overall performance. The purpose of the cash bonus award program is to have one component of cash compensation that is completely performance based. The cash bonus portion of compensation increases in direct correlation with the strategic importance of the position, the individual's goal attainment and the value added to the overall advancement of our business strategy.

        Named executive officers are eligible for an annual cash bonus. The primary purpose of the annual cash bonus is to motivate participants to enable us to achieve short-term goals designed to create sustainable stockholder value and reward them to the extent they achieve such goals. The annual cash bonus reflects our strategy that a significant portion of total compensation be contingent upon both our performance during the year and the named executive officer's contribution to that performance. As a general rule, our cash bonus pool ranges between the 25th and 75th percentile of similar awards by our energy peer group, based on surveys from several sources. If we have failed to make progress toward our strategic goals during the year, the bonus pool could be less than the 25th percentile, and in certain instances, there could be no cash bonus awards. The Compensation Committee makes objective and subjective evaluations of the named executive officers and awards cash bonus payments based on relative contribution by each named executive officer.

        The Compensation Committee reviews the performance of each named executive officer. In each case, the Compensation Committee takes into account the scope of responsibilities and experience and balances these against competitive annual cash bonuses, our energy peer group data and other types of compensation received by our named executive officers. Additionally, each named executive officer is reviewed for his or her contribution to our business strategy and our results. This annual review for 2007 performance has not yet been completed.

  Long-Term Incentive—Stock-Based Compensation

        The stock-based component of compensation most directly aligns the performance of individual executives with the goal of increasing long-term stockholder value. Stock-based compensation is the primary compensation component for our top executives because their job performance has the greatest impact on our performance as a whole. These executives set our strategic direction and it is their responsibility to assure that individual goals and objectives of our key executives are consistent with attainment of corporate goals and objectives.

        In 2006, we began granting restricted stock awards that contain both time based and performance based vesting criteria. These grants generally will vest over a three- to five-year period with 20% to 33% vesting on the anniversary date of grant date, if specific performance goals have been achieved as defined in their annual performance evaluation document. Restricted stock grants to new employees are made on the first day of the month following employment and generally vest based upon grant date anniversary and attainment of the performance requirements. Beginning in 2006, we implemented an annual restricted stock award program, administered at the sole discretion of the Compensation Committee, based on the performance of our executives and the overall performance of Evergreen. We generally grant these awards on or about March 15th. Upon termination of employment with us, all unvested and unexercised stock options are forfeited pursuant to the terms of the grant agreements and all unvested restricted stock grants are immediately forfeited.

        All stock-based compensation awards for named executive officers are authorized by the Board of Directors. All awards come from stockholder-approved plans, with the exception of "inducement awards." Inducement awards refer to stock-based compensation awarded to induce officers to accept employment with us. In the past, we exclusively awarded non-qualified stock options as the primary method of stock-based compensation. Currently, our philosophy is to award restricted stock, or in certain circumstances, stock options, with time and performance based vesting criteria, so that a significant portion of a named executive officer's compensation will be tied not only to individual performance, but also to the performance of the named executive officer's business unit, division, or function and to our performance measured against both financial and non-financial goals and objectives. We also place emphasis on relative performance within our peer group as a means to ensure that we consistently deliver stockholder value. We design milestones for vesting to require individual achievement aligned with our corporate goals. Accordingly, vesting is based on both milestone attainment and continued employment.

        Stock options and restricted awards that partially vest each year on the basis of continued employment are generally granted in connection with the employment of the named executive officers. These awards are designed to attract and retain executives. The number of restricted shares or options awarded each recipient is determined by considering the nature of the position, the experience and qualifications of the grantee and the desired amount of the overall compensation package. As the expected contribution to corporate goals attributable to a particular position increases, the expected restricted stock or option award value will correspondingly increase.

        The Compensation Committee reviews, on an annual basis, the stock-based compensation of each executive officer, taking into account peer group data, salary levels, responsibilities, contribution to our business and our results. In 2007, Ms. Kubik, Mr. Laughlin and Mr. Coolidge were the only named executive officers to receive a restricted stock award. Ms. Kubik, Mr. Laughlin and Mr. Coolidge received 6,800, 9,000 and 9,000, restricted shares, respectively, that contain both time and performance based vesting criteria. Assuming applicable performance criteria are satisfied, these shares vest in three equal parts beginning on March 14, 2008.

  Retention Awards

        The Compensation Committee continuously reviews our business environment, financial stability and individual as well as organizational performance. In November 2007, the Compensation Committee awarded Mr. Collins, Ms. Kubik, Mr. Laughlin and Mr. Coolidge 150,000, 40,000, 40,000 and 17,500 shares, respectively, of restricted stock that contain both time and performance based vesting criteria for purposes of retention. Mr. Collins', Ms. Kubik's and Mr. Laughlin's shares vest in five equal installments beginning March 14, 2008. Mr. Coolidge's shares fully vest on March 14, 2008.

        In February 2008, after taking into consideration our financial position, the timeline to execute a definitive agreement to build K-Fuel or K-Direct plants and the constrained job market, the Compensation Committee adopted a broad retention program in an effort to retain personnel throughout the organization. This program includes a cash bonus award to be paid out on specified dates through December 31, 2008 to each selected employee if the individual continues to be employed by us. The retention bonuses were calculated using a percentage of the employees' prior year base salary. Mr. Laughlin and Ms. Kubik received a $25,000 and $20,000 cash bonus, respectively. In addition, the Compensation Committee approved the award of stock options to all participants of the retention program that contain time and performance based vesting criteria. Generally, the stock options will vest over a five year period, 20% vesting each year with a first vesting date of March 14, 2008. The retention stock option awards granted to certain of our officers provided for the first 20% to vest on March 14, 2008, with 20% on each March 14th thereafter until fully vested and assuming applicable performance criteria are satisfied. Mr. Collins, Mr. Venners, Mr. Laughlin and Ms. Kubik received 50,000, 40,000, 40,000, and 40,000 stock options, respectively.

  Other Compensation

        We provide our executive officers with perquisites and benefits that we believe are reasonable, competitive and consistent with our overall executive compensation program in order to attract and retain talented executives. Our executives are entitled to few benefits that are not otherwise available to all of our employees and, except as described elsewhere, the value of such perquisites and benefits for each executive officer is less than $10,000 in the aggregate. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to executive officers.

Stock Ownership Guidelines

        We established stock ownership guidelines for directors and officers in 2007 to ensure that our directors and executives have a long-term equity stake in Evergreen. The guidelines apply to all directors and all corporate vice presidents and above. The guidelines require non-employee directors to have achieved a minimum investment in Evergreen stock within three years and require corporate officers to have achieved a minimum investment in Evergreen stock within five years. The ownership guidelines are defined as stock ownership value as a multiple of annual retainer (directors) or salary (officers) and are set as follows: Non-employee directors—not less than five times annual retainer; CEO—not less than two times salary; and corporate Vice Presidents—not less than one times salary. Shares held prior to the effective date of the guidelines and shares purchased and held under our employee stock purchase plan are applied towards satisfying the investment requirement.

Employment Agreements

        We have employment agreements with Kevin Collins, our President and CEO and with Theodore Venners, our Chief Strategy Officer. The agreements generally address: role and responsibility; rights to compensation and benefits during active employment; termination in the event of death, disability or retirement and termination for cause or without cause; and resignation. The agreements also contain termination and related pay provisions and accelerated vesting conditions in the event of a change in control or termination without cause.

Change in Control and Severance Agreements

        We have no formal change in control or severance policy. However, as noted above, individual employment agreements generally have provisions related to change in control and severance or salary continuation payments. Additionally, our various stock option and incentive plans generally allow for accelerated vesting with respect to awards made under the plans upon a change in control. Other than for the executives noted above who have employment agreements, other executives are given severance or salary continuation upon resignation or termination of employment on a case by case basis and subject to individual negotiation.

Accounting and Tax Impacts of Executive Compensation

        Section 162(m) of the Internal Revenue Code generally precludes a public corporation from taking a federal income tax deduction for compensation paid in excess of $1 million per year to certain covered officers. Under this section, compensation that qualifies as performance-based is excludable in determining what compensation amount shall qualify for tax deductibility. Covered employees include each of our named executive officers.

        Our Compensation Committee considers our ability to fully deduct compensation in accordance with the $1million limitations of Section 162(m) in structuring our compensation programs. However, the Compensation Committee reserves the right to authorize the payment of compensation that may not be deductible if it believes such payments would be in the best interests of Evergreen and our stockholders. Our Compensation Committee will continue to consider ways to maximize the deductibility of executive compensation while retaining the flexibility to compensate executive officers in a manner deemed appropriate relative to their performance and to competitive compensation levels and practices compared to our peer group.

        We also take into consideration accounting implications in the design of our compensation programs. Executive officers and the Compensation Committee review the projected expense amounts associated with the granting of option and restricted share grants. Under current accounting rules Statement of Financial Accounting Standards No. 123R "Share-Based Payments," or SFAS 123R, we are required to expense the grant-date fair value of share-based grants. The grant-date value is amortized and expensed over the service period, generally the vesting period of the grant.

Pension Benefits

        We do not provide pension benefit plans to our employees or our named executive officers.

Non-Qualified Defined Contribution or Other Non-Qualified Deferred Compensation Plans

        We do not provide non-qualified contribution plans or other non-qualified deferred compensation options to any of our employees or our named executive officers.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on the committee's review and discussions with management, has recommended to the full Board of Directors that the Compensation Discussion and Analysis be included in the our annual report on Form 10-K for the year end December 31, 2007, as well as the Proxy Statement for the Annual Meeting.

Respectfully submitted by the Compensation Committee of the Board of Directors

W. Grady Rosier (Chairman)
Robert J. Clark
Manuel H. Johnson
James R. Schlesinger

Summary Compensation Table

        The following table summarizes the compensation that was earned by, or paid or awarded to, the named executive officers. The "named executive officers" are our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers serving as such as of December 31, 2007, determined based on the individual's total compensation for the year ended December 31, 2007, as reported in the table below. Mr. Coolidge, who served as an executive officer throughout the year ended December 31, 2007, is included below under "Former Named Executive Officers" because he resigned as Vice President effective January 1, 2008. However he is still an employee. The named executive officers also include a former Chief Executive Officer, and a former Senior Vice President whose employment ended during 2007 because his total compensation exceeded that of certain other named executive officers. The table does not include certain fringe benefits made available on a nondiscriminatory basis to all our employees, such as group health insurance, paid parking, certain educational and training programs, vacation and sick leave. In addition, we make available benefits to our executive officers with a view to acquiring and retaining qualified personnel and facilitating job performance. The aggregate value of such benefits in the case of each executive officer listed in the table below, which cannot be precisely ascertained but which is less than $10,000 for each such executive officer, is not included.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(1)		All Other Compensation ($)			Total ($)
Kevin R. Collins(2) Chief Executive Officer and President	2007 2006	$ $	255,769 175,000	$ $	— —	$ $	842,860 804,635	$ $	— —	$ $	175 —	(3)	$ $	1,098,804 979,635
Diana L. Kubik Vice President and Chief Financial Officer	2007 2006	$ $	162,519 113,077	$ $	— 20,000	$ $	86,503 48,799	$ $	— —	$ $	50 —	(3)	$ $	249,072 181,876
Theodore Venners Chief Strategy Officer and Founder	2007 2006	$ $	294,714 275,000	$ $	— 26,412	$ $	1,463,501 1,463,501	$ $	1,046,025 1,151,228	$ $	200 —	(3)	$ $	2,804,440 2,916,141
William G. Laughlin Vice President, General Counsel and Secretary	2007 2006	$ $	211,758 183,000	$ $	— 33,500	$ $	25,074 —	$ $	414,738 561,259	$ $	50 132,764	(3) (4)	$ $	651,620 910,523
Former Named Executive Officers:
Dennis Coolidge(5) Vice President—Research and Development	2007		$200,817		$—		$165,233		$192,141		$—			$558,191
Robert I. Hanfling(6) Senior Vice President	2007 2006	$ $	196,931 250,000	$ $	— —	$ $	903,130 268,216	$ $	900,589 1,543,868	$ $	132,456 —	(7)	$ $	2,133,106 2,062,084
Mark S. Sexton(8) Chairman, Chief Executive Officer and President	2007 2006	$ $	— 21,667	$ $	— —	$ $	10,153,028 2,011,588	$ $	— —	$ $	43,116 —		$ $	10,196,144 2,033,255

(1)
Amounts reported reflect the dollar amount required to be recognized for financial statement reporting purposes in the applicable year, for stock option awards and restricted stock awards, calculated in accordance with SFAS No. 123R. These amounts reflect the accounting expense for these awards, and do not correspond to the actual cash value that will be recognized by each of the named executive officers when received. For information on the model and assumptions used to calculate compensation costs, see Note 11 "Stock Options, Stock Grants and Employee Benefit Plans" of Notes to Consolidated Financial Statements in our Form 10-K for the year ended December 31, 2007.

(2)
Mr. Collins has served as our Chief Executive Officer and President since April 19, 2007. Included in the Stock Awards column is 400,000 shares of restricted stock granted at the date of employment. These shares will not be received until certain performance criteria has been met.

(3)
Amounts represent restricted share grants for ownership in our majority owned subsidiary C-Lock Technology, Inc. for services rendered upon the formation and advancement of this entity. The restricted shares were granted on November 14, 2007 and fully vested on that date. The fair market value of the shares was estimated by an independent third party.

  Mr. Collins, Ms. Kubik, Mr. Venners and Mr. Laughlin were granted 3,500, 1,000, 4,000 and 1,000 shares, respectively. The grant date fair value of the shares was $0.05 per share.

(4)
Reflects relocation expenses of $42,471, home closing costs and expenses of $83,073, and a 2006 housing allowance of $7,220.

(5)
Mr. Coolidge was not a named executive officer in 2006 and pursuant to SEC guidance; no information is disclosed for that year. Mr. Coolidge resigned as an officer effective January 1, 2008.

(6)
Mr. Hanfling resigned effective August 15, 2007.

(7)
Reflects the continuation of salary payments made to Mr. Hanfling during the fiscal year ended December 31, 2007 of $83,333 and salary continuation payments of $41,667 made during the first two months of 2008.

(8)
Mr. Sexton was terminated effective as of April 19, 2007. Pursuant to his employment agreement, Mr. Sexton was paid a salary equal to the maximum amount allowed under IRS rules to contribute to our 401(k) plan, which is included in the All Other Compensation column. The amount shown in the Stock Awards column reflects the dollar amount required to be recognized for financial statement reporting purposes in 2007 for the accelerated vesting of 898,630 shares in July 2007. The amount shown in the All Other Compensation column includes salary payments of $11,177, and the estimated cost of health care benefits of $31,939 that we are required to provide Mr. Sexton through January 2009, pursuant to his rights under former employment agreement.

Employment Agreements

        We currently have employment agreements with two of our named executive officers, Messrs. Collins and Venners. Details concerning each of their individual agreements are set forth below. As described below, each received a grant of restricted shares, all of which have the same vesting provisions. Full vesting of the stock will occur upon attainment of any of (i) the average closing price of our common stock for the trading days within any 90 consecutive calendar day period equals or exceeds $45.05 per share; (ii) annual gross revenues increase to $1 billion; (iii) annual net operating cash flow increases to $250 million; or (iv) a change in control, as defined in the agreements, occurs after the two-year anniversary of the agreement. Partial vesting will occur if the stock price increases such that the average closing price of our common stock for the trading days within any 90 consecutive calendar days period equals or exceeds $30.05 per share or the annualized value of quarterly gross revenues or quarterly net cash flow attains the incentive targets. Unless sooner vested pursuant to the incentive targets described above, the restricted stock will become fully vested on the seventh anniversary of the date of the employment agreement so long as the individual is continuously employed. Pursuant to the employment agreements, the certificates representing the restricted stock are held in escrow by our transfer agent, although Messrs. Collins and Venners retain the authority to vote, but not transfer or dispose of, such shares prior to vesting. Additional information about these employment agreements, including vesting of the stock awards upon termination or change in control, is set forth under "Potential Payments Upon Termination or Change in Control."

  Collins Agreement

        We entered into an employment agreement with Mr. Collins on October 24, 2005. A majority of Mr. Collins' compensation is performance based. As of December 31, 2007, he receives an annual salary of $300,000, is eligible to receive annual bonuses at the discretion of the Board of Directors and is eligible to participate in all our health and welfare plans. In connection with his employment, he was awarded 400,000 shares of restricted common stock which qualified as an inducement grant under applicable stock exchange rules. The terms and details of his restricted stock award, including vesting upon a change of control, are discussed above. Additionally, if Mr. Collins is terminated in anticipation of, or following a change of control, he is entitled to receive a lump sum cash payment equal to three times his then base salary. The employment agreement is for a five year term, subject to three automatic yearly extensions if not terminated by either party.

  Venners Agreement

        We entered into an employment agreement with Mr. Venners on December 21, 2005. A majority of Mr. Venners' compensation is performance based. He receives an annual salary of $275,000, is eligible to receive annual bonuses at the discretion of the Board of Directors and is eligible to participate in all our health and welfare plans. In connection with his employment agreement, he was awarded 600,000 shares of restricted common stock, which were granted from one of our plans. The terms and details of his restricted stock award, including vesting upon a change in control are discussed above. Additionally, if Mr. Venners is terminated in anticipation of, or following a change of control, he is entitled to receive a lump sum cash payment equal to three times his then base salary. The employment agreement is for a five year term, subject to three automatic yearly extensions if not terminated by either party.

  Former Executive—Sexton Agreement

        The payments and benefits for Mr. Sexton, that are reported in the Summary Compensation Table, are identical, and are not additive, to the amounts described in the "Potential Payments Upon Termination or Change in Control" section of this Proxy Statement.

        We also had an employment agreement dated as of October 24, 2005 with Mark Sexton retaining him as the Chief Executive Officer. Mr. Sexton's employment agreement provided that substantially all of his compensation was performance based. He received a minimum base salary that allowed him to make an elective deferral contribution to our 401(k) plan and allowed for participation in our health and welfare plans. He was also eligible to receive annual bonuses at the discretion of the Board of Directors. In connection with his employment, he was awarded 1,000,000 shares of restricted common stock which qualified as an inducement grant under applicable stock exchange rules. The terms and details of his restricted stock award, including vesting upon a change in control, were substantially similar to the grants awarded to Messrs. Collins and Venners and are discussed above. Additionally, if Mr. Sexton was terminated in anticipation of, or following a change of control, he was entitled to receive a lump sum cash payment equal to three times his then base salary. On April 19, 2007, Mr. Sexton was terminated without cause, and, pursuant to his employment agreement, received consideration primarily attributable to the acceleration of vesting with respect to 898,630 of the 1,000,000 shares of common stock he was awarded in connection with his employment, valued on July 18, 2007 at $4.43 per share. He also received his current salary for a period of ninety days and the continuation of health insurance benefits for a period of twenty-one months. The payments and benefits due to Mr. Sexton in connection with his separation are reported in the Summary Compensation Table and described under "Potential Payments Upon Termination or Change in Control."

2007 Grants of Plan Based Awards

        The following table sets forth equity-based awards granted to our named executive officers during the fiscal year ended December 31, 2007.

Name and Principal Position	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)		Exercise or Base Share Price of Option and Stock Awards ($/Sh)	Grant Date Fair Value of Stock and Options Awards ($)(4)
Kevin R. Collins	11/14/2007	150,000	(1)	3.24	486,000
Diana L. Kubik	11/14/2007 3/15/2007	40,000 6,800	(1) (2)	3.24 7.40	129,600 50,320
Theodore Venners	—	—		—	—
William G. Laughlin	11/14/2007 3/15/2007	40,000 9,000	(1) (2)	3.24 7.40	129,600 66,600
Former Named Executive Officers:
Dennis Coolidge	11/14/2007 3/15/2007	17,500 9,000	(3) (2)	3.24 7.40	56,700 66,600
Robert I. Hanfling	—	—		—	—
Mark S. Sexton	—	—		—	—

(1)
The stock awards are subject to time and performance based vesting and will vest in five equal installments beginning March 14, 2008.

(2)
The stock awards are subject to time and performance based vesting and will vest in three equal installments beginning March 14, 2008.

(3)
The stock award vested 100% on March 14, 2008.

(4)
The amounts set forth in this column represent the grant date fair value of stock awards computed in accordance with FAS 123R. For additional information regarding assumptions made in valuation of these awards, see Note 11 "Stock Options, Stock Awards and Employee Benefit Plans" of Notes to Consolidated Financial Statements in our Form 10-K for the year ended December 31, 2007.

2007 Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth the outstanding option awards and unvested stock awards held by our named executive officers as of the year ended December 31, 2007.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Kevin R. Collins	10,000	(2)	—		2.75	1/21/2010	400,000 150,000	(6) (7)	888,000 333,000
Diana L. Kubik	—		—		—	—	40,000 8,000 6,800	(7) (8) (9)	88,800 17,760 15,096
Theodore Venners	150,000 150,000 250,000 150,000		100,000 100,000 — —	(3) (3)	14.02 14.02 3.90 3.75	6/20/2012 6/20/2012 7/26/2010 9/28/2008	600,000	(6)	1,332,000
William G. Laughlin	120,000		180,000	(4)	16.53	3/1/2012	40,000 9,000	(7) (9)	88,800 19,980
Former Named Executive Officers:
Dennis W. Coolidge	48,000		72,000	(5)	14.02	6/21/2012	17,500 16,666 9,000	(10) (11) (9)	38,850 36,999 19,980
Robert I. Hanfling	—		—		—	—	—		—
Mark S. Sexton	—		—		—	—	—		—

(1)
The amounts set forth in this column equal the number of shares of restricted stock indicated multiplied by the closing price of our common stock ($2.22 on December 31, 2007). The amounts assume the maximum percentage of shares of restricted stock will vest based upon the passage of time and/or the achievement of the specified performance goals. The amounts indicated are not necessarily indicative of the amounts that may be realized by our named executives.

(2)
Represents 10,000 options to purchase our common stock for director fees relating to a directorship of a subsidiary of Evergreen prior to his employment with us.

(3)
Stock options were granted on June 20, 2005 and will vest in five equal installments beginning June 20, 2005.

(4)
Stock option was granted on March 9, 2005 and will vest in five equal installments beginning on March 9, 2006.

(5)
Stock option was granted on June 20, 2005 and will vest in five equal installments beginning June 20, 2006.

(6)
Award was granted on October 25, 2005 and vests based upon achievement of certain market conditions or time. See employment agreement above for more details.

(7)
Stock award was granted on November 14, 2007 and will vest in five equal installments beginning March 14, 2008.

(8)
Stock award was granted on March 31, 2006 and is subject to time and performance based vesting and will vest in three equal installments beginning March 31, 2008.

(9)
Stock award was granted on March 15, 2007 and is subject to time and performance based vesting and will vest in three equal installments beginning March 15, 2008.

(10)
Stock award was granted on November 14, 2007 and fully vests on March 14, 2008.

(11)
Stock award was granted on March 15, 2006 and will vest in five equal installments beginning March 15, 2007.

2007 Options Exercised and Stock Vested

        The following table summarizes options, warrants and stock awards that were exercised or vested by our named executive officers during the year ended December 31, 2007:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Kevin R. Collins	—	—	—	—
Diana L. Kubik	—	—	4,000	25,560
Theodore Venners	—	—	—	—
William G. Laughlin	—	—	—	—
Former Named Executive Officers:
Dennis W. Coolidge	—	—	8,334	61,672
Robert I. Hanfling	— —	— —	40,000 20,000	169,200 184,800
Mark S. Sexton	—	—	898,630	3,980,931

(1)
Value realized on vesting was calculated by taking the closing price of our common stock on the date of vesting and multiplying this closing price by the number of restricted shares that vested.

Potential Payments Upon Termination or Change in Control

  Equity Award Accelerated Vesting

        Other than as specifically set forth in the employment agreements previously entered into with Messrs. Collins, Venners and Sexton, we do not generally provide special change in control benefits to executives. Our only change in control arrangement other than as set forth in the specific employment agreements is accelerated vesting of option and stock awards.

        Our 1992 restated stock option plan contains change in control provisions that allow for full vesting of any unvested equity awards immediately prior to any change in control. Our 1996 and 2004 stock option and incentive plans have no mandatory acceleration upon change in control, but accelerated vesting is permitted at the Board of Directors' or at a committee of the Board's discretion. Our 1999 and 2002 stock option and incentive plan have mandatory acceleration upon change in control, unless new ownership assumes the obligation or grants equivalent rights.

        If a hypothetical change in control occurred on December 31, 2007 and there was accelerated vesting of options and stock awards, the following named executive officers would have recognized the following compensation:

	Option Awards		Stock Awards
Name(1)	Number of Shares unvested as of December 31, 2007 (#)	Value Realized on immediate vesting ($)(2)	Number of Shares unvested as of December 31, 2007 (#)		Value Realized on immediate Vesting ($)(3)
Kevin R. Collins	—	—	550,000	(4)	1,221,000
Diana L. Kubik	—	—	54,800		121,656
Theodore Venners	200,000	—	600,00	(5)	1,332,000
William G. Laughlin	180,000	—	49,000		108,780
Dennis W. Coolidge(6)	72,000	—	43,166		95,829

(1)
None of our plans described above have accelerated vesting provisions in the case of death, disability or termination and therefore have not been included as a benefit for the purpose of the table above. Other than pursuant to the employment agreements discussed below, we are not obligated to pay severance upon involuntary termination without cause, voluntary termination with good reason, involuntary termination for cause, termination without good reason or retirement.

(2)
Value realized upon immediate vesting for stock options was calculated by taking the difference between the exercise price and the closing price of our common stock on December 31, 2007, multiplied by the number of stock options that would vest. For purposes of the table above Mr. Venners, Mr. Laughlin and Mr. Coolidge had exercise prices in excess of our closing price of our common stock on December 31, 2007, therefore the difference between the exercise price and closing price is shown as zero.

(3)
Value realized upon immediate vesting for restricted shares was calculated by taking the closing price of our common stock on December 31, 2007 multiplied by the number of restricted shares that would vest.

(4)
Includes Mr. Collins' restricted stock award of 400,000 granted pursuant to his employment agreement.

(5)
Includes Mr. Venners' restricted stock award of 600,000 granted pursuant to his employment agreement.

(6)
Mr. Coolidge resigned as an executive officer effective January 1, 2008, although he remains an employee.

  Employment Agreements

  Change in Control / No Termination

        The employment agreements with Messrs. Collins and Venners contain change in control provisions that provide immediate vesting of their restricted stock awards prior to any change in control after the two year anniversary of their employment agreements. The two year anniversary occurred on October 24, 2007 for Mr. Collins and on December 21, 2007 for Mr. Venners.

        If a hypothetical change in control occurred on December 31, 2007 all stock awards would have immediately vested. As set forth in the table below, no other payments would be due upon a change in control if the executives remained employed in the same capacity with the surviving company.

Name	One-Time Lump Sum Payment ($)	Benefits ($)	Accelerated Share Vesting ($)(1)	Section 280G Gross-Up ($)(2)
Kevin R. Collins	—	—	1,221,000	475,182
Theodore Venners	—	—	1,332,000	523,678

    (1)
    Accelerated share vesting was calculated by multiplying the closing market price of our common stock on December 31, 2007 of $2.22 by the number of shares of restricted stock that would vest. Includes 550,000 shares for Mr. Collins and 600,000 shares for Mr. Venners. Does not include 200,000 shares subject to option awards held by Mr. Venners because the option exercise prices were in excess of the closing price of our common stock on December 31, 2007.

    (2)
    Compensation and benefits paid as a result of change in control that exceed three times the average annual compensation over the preceding five year period would result in an excess compensation payment, a portion of which may be subject to a non-deductible 20% excise tax under the Internal Revenue Code 280G. The employment agreements provide for a gross-up of this tax. Amounts in this column estimate the tax gross-up assuming a change in control date of December 31, 2007.

        The employment agreements with Messrs. Collins and Venners provide for cash payments if we terminate them without cause on or after a change in control, or within the one year period prior to a change in control, if the termination is in anticipation of the change in control. Pursuant to the employment agreements, we would be required to pay each executive the payments set forth in the table below.

Name	One-Time Lump Sum Payment ($)(1)	Benefits ($)(2)	Accelerated Share Vesting ($)(3)	Section 280G Gross-Up ($)(4)
Kevin R. Collins	900,000	32,538	1,221,000	927,731
Theodore Venners	825,000	24,986	1,332,000	1,002,885

    (1)
    One-time lump sum payment equal to three times the named executives' annual salary.

    (2)
    Benefits represent medical, dental and vision coverage for 18 months following the termination.

    (3)
    Accelerated share vesting was calculated by multiplying the closing market price of our common stock on December 31, 2007 of $2.22 by the number of shares of restricted stock. Includes 550,000 shares for Mr. Collins and 600,000 shares for Mr. Venners. Does not include 200,000 shares subject to option awards held by Mr. Venners because the option prices were in excess of the closing price of our common stock on December 31, 2007.

    (4)
    Compensation and benefits paid as a result of change in control that exceed three times the average annual compensation over the preceding five year period would result in an excess compensation payment, a portion of which may be subject to a non-deductible 20% excise tax under the Internal Revenue Code 280G. The employment agreements provide for a gross-up of this tax. Amounts in this column estimate the tax gross-up assuming a change in control date of December 31, 2007.

  No Change in Control / Termination

        The employment agreements with Messrs. Collins and Venners contain accelerated vesting of their restricted stock grants upon the happening of any of the following: (i) if the executive's employment is terminated by us without cause or by constructive discharge, then the restricted stock award shall vest in full; (ii) if the executive's employment is terminated by us for cause or upon the executive's resignation from employment, then the executive shall retain any portion of the restricted stock award that is vested, but the unvested portion shall be forfeited in its entirety; and (iii) if the executive's employment is terminated by us without cause or by constructive discharge, and the termination is in anticipation of or occurs within one year of (a) the attainment of any of the performance goals, or (b) a change in control, then the executive shall be treated as if he was employed through the date that the performance goal was achieved, or through the date of the change in control, and shall receive immediate vesting of the restricted stock award.

        The table below sets forth the compensation to be paid to Messrs. Collins and Venners upon a termination by us without cause, not involving a change in control, or by constructive discharge, assuming the termination occurred as of December 31, 2007.

Name	One-Time Lump Sum Payment ($)	Benefits ($)(1)	Accelerated Share Vesting ($)(2)	Section 280G Gross-Up ($)
Kevin R. Collins	—	32,538	888,000	—
Theodore Venners	—	24,986	1,332,000	—

    (1)
    Benefits represent medical, dental and vision coverage for 18 months following the termination.

    (2)
    Accelerated share vesting was calculated by multiplying the closing market price of our common stock on December 31, 2007 of $2.22 by the number of shares of restricted stock that would vest. Includes 400,000 shares for Mr. Collins and 600,000 shares for Mr. Venners.

  Death or Disability

        The employment agreements with Messrs. Collins and Venners contain accelerated vesting of their restricted stock grants on a pro rata basis upon death or disability, calculated by multiplying the number of unvested shares granted pursuant to the employment agreement by a fraction, the numerator of which is the number of days that have lapsed from the effective date of the employment agreement through the date of termination, and the denominator of which is 3,650. The table below sets forth the compensation to be paid to Messrs. Collins and Venners upon death or disability, assuming the event occurred as of December 31, 2007.

Name	One-Time Lump Sum Payment ($)	Benefits ($)	Accelerated Share Vesting ($)(1)	Section 280G Gross-Up ($)
Kevin R. Collins	—	—	194,388	—
Theodore Venners	—	—	270,414	—

    (1)
    Accelerated share vesting was calculated by multiplying the closing market price of our common stock on December 31, 2007 of $2.22 by the number of shares of restricted stock that would vest. Includes 87,562 shares for Mr. Collins and 121,808 shares for Mr. Venners. Does not include options or stock awards granted outside the employment agreements, as such awards do not contain any provisions for accelerated vesting upon death or disability.

  Payments Made to Former Executives

        We have made or are obligated to make the following payments to named executive officers in connection with the termination of their employment. The information in the table below is included in the data provided in the Summary Compensation Table and is not additive to those amounts.

Name	Value of Salary Continuation ($)	Value of Equity Vesting on Termination ($)(1)	Benefits ($)
Mark S. Sexton	—	3,980,931	43,116
Robert I. Hanfling	125,000	167,400	7,456

    (1)
    Value realized on vesting was calculated by taking the closing price of our common stock on the date of vesting and multiplying this closing price by the number of restricted shares that vested.

  Mark S. Sexton

        Mr. Sexton's employment ended on April 19, 2007. Pursuant to his employment agreement, Mr. Sexton received: (i) his current base salary for a period of ninety days (reported in the All Other Compensation column of the Summary Compensation Table); (ii) $3,980,931 representing the value of accelerated vesting of 898,630 restricted stock awards on July 18, 2007 at a closing stock price of $4.43 (reported in the Stock Awards column of the Summary Compensation Table); and (iii) $43,116 for his salary, health insurance and other similar benefits coverage through January 2009 (reported in the All Other Compensation column of the Summary Compensation Table).

  Robert I. Hanfling

        Mr. Hanfling resigned on August 15, 2007 and did not have an employment agreement at the time of his resignation. We elected to provide Mr. Hanfling with the following upon his resignation: (i) his current base salary for a period of six months (reported in the Salary column and All Other Compensation column of the Summary Compensation Table); (ii) $167,400 representing the value of accelerated vesting of 40,000 restricted stock awards on August 20, 2007 at a closing stock price of $4.23 (reported in the Stock Awards column of the Summary Compensation Table); and (iii) $7,456 for health insurance and similar benefits.

Equity Compensation Plan Information

        We have adopted stock incentive plans to provide incentives to attract and retain officers, directors and key employees and consultants. We currently have reserved a total of 12,500,000 shares of our common stock for granting awards, including 1,000,000 shares under our 1992 Amended and Restated Stock Option Plan, 1,500,000 shares under our 1996 Stock Option and Incentive Plan, 2,000,000 shares under our 1999 Stock Incentive Plan, 2,000,000 shares under our 2002 Stock Incentive Plan, 6,000,000 shares under our 2004 Stock Incentive Plan and 100,000 shares under our Employee Stock Purchase Plan. As of December 31, 2007, a total of 8,673,638 shares have been issued from option exercises, share awards and purchases under our six plans. In the aggregate, there remain 3,826,362 shares available for issuance under outstanding and future awards pursuant to our stock plans.

        The following table sets forth a description of our equity compensation plans as of December 31, 2007:

Plan Category	Number of Securities to be issued upon exercise of outstanding options and other rights		Weighted-average exercise price of outstanding options and other rights		Number of securities remaining available for future issuance under equity compensation plans, (excluding securities reflected in column (a)
	(a)		(b)		(c)
Equity compensation plans approved by security holders	3,586,809	(1)	$9.58	(2)	3,826,362	(3)
Equity compensation plans not approved by security holders	155,000	(4)	$4.96		—

Total	3,741,809		$9.32		3,826,362

(1)
Includes 2,571,291 stock options and 1,015,518 shares of unvested restricted stock awards as of December 31, 2007. Does not include 600,000 shares of unvested restricted stock subject to awards as of December 31, 2007 because, although subject to vesting, such shares are already issued and outstanding.

(2)
The weighted average exercise price does not take into account 1,015,518 shares issuable upon vesting of restricted stock, which has no exercise price.

(3)
Includes 208,000 shares remaining under our 1992 Amended and Restated Stock Option Plan, 200,666 shares remaining under our 1996 Stock Option and Incentive Plan, 5,000 shares remaining under our 1999 Stock Incentive Plan, 244,500 shares remaining under our 2002 Stock Incentive Plan and 3,168,196 shares remaining under our 2004 Stock.

(4)
Includes 155,000 options granted to two former employees that have exercise prices of $5.00 and $3.75. Does not include 400,000 shares of unvested restricted stock subject to awards as of December 31, 2007 because, although subject to vesting, such shares are already issued and outstanding.

Related Party Transactions

  Related Party Transaction Approval Policy

        The Board recognizes that related party transactions can present conflicts of interest and questions as to whether the transactions are in the best interests of Evergreen. Accordingly, effective as of February 20, 2007, the Board adopted a written policy for the review, approval and ratification of transactions with related persons. For the purposes of the policy, a "related party transaction" is a transaction or relationship involving a director, executive officer or 5% stockholder or their immediate family members that is reportable under the SEC's rules regarding such transactions.

        Under the policy, a related party transaction should be approved or ratified based upon a determination that the transaction is in, or not opposed to, the best interests of Evergreen and on terms no less favorable to Evergreen than those available with other parties. The policy requires for the Audit Committee to review and approve all related party transactions, other than transactions involving amounts less than $100,000 in aggregate. Pursuant to the policy, management shall recommend for any related party transaction to be entered into by Evergreen, including the proposed aggregate value of the transaction, if applicable. After review, the Audit Committee shall approve or disapprove of such transaction, and if approved, management shall undertake to update the Audit Committee as to any material changes with respect to the terms of the transaction.

        In addition, the Board has adopted a Code of Business Conduct and Ethics to provide guidance on maintaining our commitment to being honest and ethical in our business endeavors. The Code of Business Conduct and Ethics covers a wide range of business practices, procedures and basic principles regarding corporate and personal conduct and applies to all directors, executives, officers, employees and consultants. Included in the Code of Business Conduct and Ethics is a section titled "Conflict of Interest" which addresses related party transactions.

        The conflict of interest provision requires all directors, executives, employees and consultants to disclose: (i) participation by an employee or a family member in a business transaction involving us and another entity or an individual with whom the employee (or his or her family) has a financial relationship; (ii) the direct or indirect financial interest in any business or organization with a company supplier or competitor where the employee has the ability to influence the decision with respect to our business; (iii) an employee having an outside business or other interest which precludes his or her ability to perform his or her duties; and (iv) an employee's or family member's receipt of improper personal benefits as a result of the employee's position with us.

  Royalty and License Agreements

        In 1996, we entered into a royalty amendment agreement with Mr. Koppelman, or subsequent to his death, the Koppelman estate, that reduced the cap for payments by $500,000 to $75.2 million and set the royalty percentage at 25% of our worldwide licensing and royalty revenue, as defined in the agreement. Mr. Koppelman provided us an indemnification against potential claims made by certain parties if we licensed the technology. We paid Mr. Koppelman a total of $500,000 pursuant to the agreement as a prepayment. The $500,000 has no specified expiration date and recognition as expense is solely dependent upon the issuance of licenses. We are amortizing the $500,000 payment as license revenue is generated. In addition, Mr. Theodore Venners, our CSO, is entitled to 50% of net royalties paid to the Koppelman estate. As of December 31, 2007, there is $73.0 million remaining under the cap.

  Consulting Agreement

        We have had consulting agreements with Venners & Company, Ltd. for governmental affairs services, primarily for advice on proposed legislation and regulations and to advocate our interests before the U.S. Congress and regulatory agencies. Venners & Company, Ltd. is controlled by John P. Venners, the brother of Theodore Venners, our CSO. We entered into agreements with Venners & Company for the providing of these services at a fixed monthly fee plus certain performance bonuses. In August 2007, we terminated one of the agreements and pursuant to the other agreement we are obligated to make payments of $7,500 per month through May 2008 for previous legislative consulting work. During the year ended December 31, 2007, 2006 and 2005, we paid Venners & Company $216,000, $306,000 and $346,000, respectively, in cash for consulting fees.

  Leasing Agreement

        On December 7, 2006, we entered into a memorandum of understanding and real estate lease with Hills Products Group, Inc. Hills Products is owned by Mr. Stanford Adelstein who serves on our Board of Directors. We have leased certain real estate and facilities, including a train load-out facility, for the sole purpose of trans-loading our K-Fuel refined coal from over-the-road trucks into railcars. Prior to the execution of this agreement, our independent directors approved this transaction. We believe the terms and contracted amounts would be similar if we had entered into this agreement with an unaffiliated third party. Per the agreement, we have committed to a monthly payment in the amount of $1,500, plus an additional fee based on tonnage of K-Fuel refined coal loaded after the agreed upon monthly tonnages are exceeded. During the year ended December 31, 2007, we paid Hills Production Group, Inc. $24,000.

  License Agreements

        In February 2007, we entered into an exclusive patent sub-license agreement with the developer of a proprietary technology for the measurement of carbon emissions and formed a subsidiary, C-Lock Technology, Inc. The agreement provides us with an exclusive worldwide sub-license to a technology to standardize the measurement of carbon emissions in energy and agricultural related activities. The agreement was amended and restated to expand the energy and agricultural activities to all applications of the technology and eliminates other operating requirements. In order to maintain this licensing arrangement, we are required to make minimum annual royalty payments of $500,000 to the developer of the proprietary technology, with each payment extending the arrangement for one year if the parties are in material compliance with the contract. In August 2007, the developer of the proprietary technology became an employee of Evergreen Energy. We made the first annual payment of $500,000 in 2007. Additionally, upon signing of the definitive agreement on June 7, 2007, we granted 97,000 shares of our restricted common stock to the developer of the proprietary technology, which fully vest on April 3, 2008. We are required to recognize $600,000 of non-cash compensation expense ratably through April 3, 2008.

        In December 2004, we entered into a licensing agreement with Cook Inlet Coal, an affiliate of Kanturk Partners LLC, under which we agreed to license to Cook Inlet Coal our proprietary coal processing technology for use at a coal processing plant to be operated by Cook Inlet Coal. Kanturk Partners owns approximately a 12% interest in Cook Inlet Coal. Mr. John Venners, brother of our CSO, Mr. Theodore Venners, has an approximately 4.5% interest in Kanturk Partners. Effective May 1, 2007, the licensing agreement was assigned to a third party.

  Other

        In December 2007, our subsidiary, C-Lock Technology, Inc., in conjunction with IBM and Enterprise Information Management, Inc. developed a greenhouse gas meter called GreenCert. This meter was developed on IBM Websphere Portal-based software, which can calculate carbon reductions across multiple industries and devices. Two of our employees serve on the board of directors of Enterprise Information Management. We believe the terms and contracted amounts would be similar if we had entered into this agreement with a third party. We paid Enterprise Information Management, Inc. $1.3 million during the year ended December 31, 2007.

        On November 14, 2007, we granted shares from our majority owned subsidiary C-Lock Technology, Inc. to certain of our executive officers, certain employees of Evergreen and certain employees of C-Lock Technology, Inc. In the aggregate these share grants represent an 18% ownership interest in C-Lock Technology, Inc. For more information on the grant of this ownership interest to our executive officers, see footnote 3 to the Summary Compensation Table on page 27.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

        The Audit Committee and the Board has selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2008. Representatives of Deloitte & Touche LLP will be available at the Annual Meeting, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions from stockholders.

        The Board is submitting its selection of our independent registered public accounting firm for ratification by our stockholders at the Annual Meeting in order to ascertain the views of stockholders regarding such selection. In the event of a negative vote on this ratification, the Board may reconsider its selection.

Vote Required

        The vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote is required for the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2008.

        OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" PROPOSAL NO. 3 TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Auditor Fees

        The following table shows the aggregate fees billed to Evergreen for professional services by our principal independent registered public accounting firm for fiscal years 2007 and 2006:

	Fiscal 2007		Fiscal 2006
Audit Fees	$542,016	(1)	$587,742	(1)
Audit-Related Fees	324,436	(2)	308,183	(2)
Tax fees	68,103	(3)	—
All Other fees	—		—

Total Fees	$934,555		$895,925

    (1)
    This category includes the aggregate fees billed for professional services rendered for the audit of our consolidated financial statements for fiscal years 2007 and 2006, for the review of the financial statements included in our quarterly reports on Form 10-Q during fiscal 2007 and 2006, and for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the relevant fiscal years. Audit fees for fiscal year 2007 and 2006 also include the audit of management's report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002. In addition, 2006 audit fees include post acquisition fees related to our acquisition of Buckeye Industrial Mining Company.

    (2)
    Audit-related fees in 2007 were for proxy review, audit work for our debt offering in July of 2007, comfort letters and consents issued in connection with the debt offering in July 2007 and related registration of such debt in October 2007. Audit-related fees in 2006 were for the audit of Buckeye Industrial Mining Company's 2005 financial statements and fees related to our registration statement of Form S-3 and related prospectus supplements.

    (3)
    Tax fees include fees related to the evaluation of tax implications of certain international jurisdictions related to investment alternatives in Asia.

Pre-Approval of Independent Accounting and or other Accounting Firms Fees and Services Policy

        The Audit Committee has adopted policies and procedures regarding the engagement of the principal and or other independent accountants that provide audit and non-audit services. The policy allows executive management to approve such services in which the proposed fees are under a predetermined threshold without pre-approval from the Audit Committee. The policy also requires an Audit Committee member to pre-approve principal independent accounting firm and or other accounting firms services where the proposed fees exceed the predetermined threshold. All of the audit fees in the table above were approved by our Audit Committee.

SOLICITATION OF PROXIES

        This solicitation is being made by mail on behalf of our Board, but may also be made without additional remuneration by our officers or employees by telephone, telegraph, facsimile transmission, electronic means, personal interview or other similar means of communication. The expense of the preparation, printing and mailing of this Proxy Statement and the enclosed form of proxy and Notice of Annual Meeting, and any additional material relating to the meeting, which may be furnished to stockholders by the Board subsequent to the furnishing of this Proxy Statement, has been or will be borne by us. We will reimburse banks and brokers who hold shares in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. To obtain the necessary representation of stockholders at the meeting, supplementary solicitations may be made by mail, telephone or interview by our officers or selected securities dealers. We anticipate that the cost of such supplementary solicitations, if any, will not be material. In addition, we have retained Morrow & Co., LLC to solicit proxies from stockholders by mail, in person and by telephone. We will pay a fee of approximately $7,500 for these services, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with the proxy solicitation.

ANNUAL REPORT

        Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, together with a letter from Kevin R. Collins, our Chief Executive Officer and President has been mailed to stockholders along with this Proxy Statement. We will, upon written request and without charge, provide to any person solicited hereunder additional copies of our Annual Report on Form 10-K, for the year ended December 31, 2007, as filed with the Securities and Exchange Commission. Requests should be addressed to the Investor Relations Department, 1225 17th Street, Suite 1300, Denver, Colorado 80202. Also, such report may be obtained from our Internet homepage at http://www.evgenergy.com.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are Evergreen stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your request to Evergreen Energy Inc., Attention: Investor Relations, 1225 17th Street, Suite 1300, Denver, Colorado 80202 or contact Investor Relations at (303) 293-2992. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

OTHER MATTERS

        We are not aware of any business to be presented for consideration at the meeting, other than that specified in the Notice of Annual Meeting. If any other matters are properly presented at the meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

        If any stockholder intends to present a proposal to be considered for inclusion in our proxy material in connection with the 2009 Annual Meeting of Stockholders, the proposal must be in proper form (in accordance with Rule 14a-8 of the SEC's proxy rules) and received by our Secretary on or before January 7, 2009. Stockholder proposals to be presented at the 2009 Annual Meeting of Stockholders which are not to be included in our proxy materials must be received by the Secretary no earlier than February 17, 2009, nor later than March 19, 2009, in accordance with the procedures set forth in our bylaws. Proposals should be sent to the attention of our Secretary at Evergreen Energy Inc., 1225 17th Street, Suite 1300, Denver, Colorado 80202.

        It is important that proxies be returned promptly, whether or not you expect to attend the Annual Meeting in person. We request that you complete, date and sign the enclosed form of proxy and return it promptly in the envelope provided for that purpose. By returning your proxy promptly you can help us avoid the expense of follow-up mailings to ensure a quorum so that the meeting can be held. Stockholders who attend the meeting may revoke a prior proxy and vote their proxy in person as set forth in this Proxy Statement.

By Order of the Board of Directors

William G. Laughlin Vice President, General Counsel and Secretary Denver, Colorado

APPENDIX A

PROPOSED AMENDMENT TO THE
RESTATED CERTIFICATE OF INCORPORATION OF
EVERGREEN ENERGY INC.

Amended Article VI of our Restated Certificate of Incorporation:

        The number of directors shall be specified in the Bylaws of the Corporation, and any such number may from time to time be increased or decreased (but not below three) in the manner prescribed by the Bylaws. The Board of Directors shall not be classified. From and after the Corporation's 2008 Annual Meeting of Stockholders, all directors shall be elected at each Annual Meeting of Stockholders for a one-year term expiring at the next Annual Meeting of Stockholders; provided that the term of any director elected prior to the 2008 Annual Meeting of Stockholders shall be unaffected. Each director shall serve until his or her successor shall have been elected and qualified or until his earlier death, resignation or removal. Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum. Any one director or the entire Board of Directors may be removed from office only for cause, upon the affirmative vote of the holders of a majority of the shares then entitled to vote at any meeting of stockholders called expressly for that purpose.

[FRONT OF PROXY VOTING CARD]

PROXY

EVERGREEN ENERGY INC.
ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned stockholder(s) of Evergreen Energy Inc. (the "Company") hereby appoints William G. Laughlin and Diana L. Kubik, or either of them, with full power of substitution, as attorneys and proxies of the undersigned, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of common stock of the Company at the Annual Meeting of Stockholders of the Company to be held on Tuesday, June 17, 2008, at 9:00 a.m., MDT, at our executive offices located at 1225 17th Street, Suite 1300, Denver Colorado 80202 and at any postponements, continuations or adjournments thereof, upon all subjects that may properly come before the meeting, including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated below.

        I hereby vote my shares of Evergreen Energy Inc. common stock as specified on the reverse side of this card.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[BACK OF PROXY VOTING CARD]

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted "FOR" the nominees of the Board of Directors in the election of directors, "FOR" the approval of amendments to our Restated Certificate of Incorporation to declassify our Board of Directors, and "FOR" the ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2008. This proxy also delegates discretionary authority to vote with respect to any other business that may properly come before the meeting or any postponements, continuations or adjournments thereof.

IMPORTANT—THIS PROXY MUST BE SIGNED AND DATED BELOW.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL NO. 1, PROPOSAL NO. 2 AND PROPOSAL NO. 3.

			FOR	AGAINST	ABSTAIN
1.	ELECTION OF NOMINEES LISTED BELOW:
	A.	ROBERT J. CLARK	☐	☐	☐
	B.	JACK C. PESTER	☐	☐	☐
	C.	JAMES S. PIGNATELLI	☐	☐	☐
	D.	WILLIAM H. WALKER, JR.	☐	☐	☐
2.	APPROVAL OF AMENDMENTS TO OUR RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY OUR BOARD OF DIRECTORS		☐	☐	☐
3.	RATIFICATION OF SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM		☐	☐	☐

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT FURNISHED IN CONNECTION HEREWITH, AND HEREBY RATIFIES ALL THAT THE SAID ATTORNEYS AND PROXIES MAY DO BY VIRTUE HEREOF.

DATED: , 2008
(Seal)	(Stockholder's Signature)
(Stockholder's Signature)

Note: Please mark, date and sign this proxy card and return it in the enclosed envelope. Please sign as your name appears on this card. If shares are registered in more than one name, all owners should sign. If signing in a fiduciary or representative capacity, please give full title and attach evidence of authority. Corporations should sign with corporate name by a duly authorized officer.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held June 17, 2008
PROXY STATEMENT
VOTING PROCEDURES
VOTE REQUIRED
STOCK OWNERSHIP
PROPOSAL NO. 1 ELECTION OF DIRECTORS
CORPORATE GOVERNANCE AND BOARD MATTERS
Audit Committee Report
PROPOSAL NO. 2 APPROVAL OF AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION TO DECLASSIFY OUR BOARD OF DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
Compensation Committee Report
PROPOSAL NO. 3 RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS
Auditor Fees
SOLICITATION OF PROXIES
ANNUAL REPORT
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS
STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING
APPENDIX A PROPOSED AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION OF EVERGREEN ENERGY INC.